Use these links to rapidly review the document

Compensation roadmap

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Equinix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Equinix, Inc., a Delaware corporation ("Equinix") on Thursday, June 18, 2020, at 10:30 a.m. PDT. Due to the COVID-19 pandemic, the meeting will be held virtually via live webcast this year. We believe in meaningfully engaging with our stockholders and hope this virtual meeting will maximize participation. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting:

www.meetingcenter.io/259814391
Password EQIX2020

Formal rules of conduct and technical support will be available during the online virtual Annual Meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement. We intend to conduct an in person meeting again in 2021.

At the Annual Meeting, the following proposals will be considered and voted on, in addition to such other business as may properly come before the meeting or any adjournments or postponements thereof:

ITEMS OF BUSINESS

Proposal			Board's Recommendation	See page
1	Election of directors to the board of directors (the "Board") to serve until the next Annual Meeting or until their successors have been duly elected and qualified
	• Tom Bartlett • Nanci Caldwell • Adaire Fox-Martin • Gary Hromadko • William Luby	• Irving Lyons III • Charles Meyers • Christopher Paisley • Sandra Rivera • Peter Van Camp	FOR each nominee	5

2	Approval, by a non-binding advisory vote, of the compensation of our named executive officers		FOR	23

3	Approval of the Equinix, Inc. 2020 Equity Incentive Plan		FOR	50

4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2020		FOR	59

5	A stockholder proposal, related to political contributions disclosure and oversight, if properly presented at the Annual Meeting		AGAINST	61

TO BE HELD	VIRTUAL MEETING	ATTENDANCE
Thursday, June 18, 2020 10:30 a.m. PDT	Visit: http://www.meetingcenter.io/259814391 The password for the meeting is: EQIX2020	Whether or not you plan to attend the Annual Meeting, please vote promptly, following the instructions contained in the materials you received.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on Apr. 20, 2020 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection during the meeting by visiting www.meetingcenter.io/259814391. The password for the meeting is EQIX2020.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter Van Camp Executive Chairman Redwood City, California May 1, 2020

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by attending the Annual Meeting webcast. If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Equinix, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on June 12, 2020. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Equinix Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 18, 2020

The proxy statement and annual report to stockholders on Form 10-K are available at: investor.equinix.com/proxy.

PROXY STATEMENT

PROXY SUMMARY

This summary highlights some of the topics discussed in this proxy statement. It does not cover all the information you should consider before voting, and you are encouraged to read the entire proxy statement before casting your vote.

General information

WHEN	VIRTUAL LOCATION	RECORD DATE
Thursday, June 18, 2020 10:30 a.m. PDT	Visit: http://www.meetingcenter.io/259814391 The password for the meeting is: EQIX2020	Apr. 20, 2020

CORPORATE INFORMATION				EQUINIX WEBSITES

STOCK SYMBOL	EQIX	STATE OF INCORPORATION	Delaware	CORPORATE WEBSITE	Equinix.com

STOCK EXCHANGE	NASDAQ	YEAR OF INCORPORATION	1998	INVESTOR RELATIONS	investor.equinix.com

COMMON STOCK OUTSTANDING AS OF APR. 20, 2020	85,927,044 shares	PUBLIC COMPANY SINCE	2000	2020 ANNUAL MEETING MATERIALS	investor.equinix.com/proxy

REGISTRAR & TRANSFER AGENT	Computershare			PUBLIC POLICY ACTIVITIES	investor.equinix.com/corporate-governance/ public-policy-activities

VOTING

Have your proxy card or voting instruction form in hand when voting by telephone or internet. You will need to enter the unique voter control number imprinted on it when voting.

	Registered Holders	Beneficial Owners
	(shares are registered in your own name)	(shares are held "in street name" in a stock brokerage account or by a bank, nominee or other holder of record)

BY MOBILE DEVICE	Scan the QR code	Scan the QR code if one is provided by your broker, bank or other nominee

BY INTERNET	Vote your shares online 24/7 at www.investorvote.com/EQIX	Vote your shares online 24/7 if a website is provided by your broker, bank or other nominee

BY TELEPHONE	Call toll-free 24/7 in the U.S., U.S. territories and Canada 1-800-652-VOTE (8683)	Call the toll-free number provided on your voting information form, 24/7

BY MAIL	Complete, date, sign and return your proxy card in the postage-paid envelope	Complete, date, sign and return your voting information form

Equinix 2020 PROXY STATEMENT • PROXY SUMMARY	1

Governance

DIRECTOR NOMINEES: 10

Thomas Bartlett (Independent Director)	Irving Lyons III (Independent Director)
Nanci Caldwell (Independent Director)	Charles Meyers (Chief Executive Officer and President)
Adaire Fox-Martin (Independent Director)	Christopher Paisley (Lead Independent Director)
Gary Hromadko (Independent Director)	Sandra Rivera (Independent Director)
William Luby (Independent Director)	Peter Van Camp (Executive Chairman)

DIRECTOR TERM: One year

DIRECTOR ELECTION STANDARD: Majority votes cast

BOARD MEETINGS IN 2019: 10

STANDING BOARD COMMITTEES (MEETINGS IN
2019): Audit (9), Compensation (4), Finance (7),
Governance (4), Nominating (1), Real Estate (9), Stock
Award (0)

SUPERMAJORITY VOTING REQUIREMENTS: No

STOCKHOLDER RIGHTS PLAN: No

STOCKHOLDER RIGHT TO CALL SPECIAL
MEETINGS: Yes

STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT: Yes

STOCKHOLDER PROXY ACCESS RIGHTS: Yes

CORPORATE GOVERNANCE MATERIALS: investor.equinix.com/corporate-governance/highlights

Equinix 2020 PROXY STATEMENT • PROXY SUMMARY	2

Performance and compensation highlights

2019 PERFORMANCE

(1)
Equinix uses Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts. FFO represents net income (loss), excluding gain (loss) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. In presenting AFFO, Equinix excludes certain items that we believe are not good indicators of our current or future operating performance. AFFO represents FFO excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain (loss) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income (loss) from discontinued operations, net of tax, and adjustments from FFO to AFFO for unconsolidated joint ventures' and noncontrolling interests' share of these items. For additional definitions of non-GAAP terms and a detailed reconciliation between non-GAAP financial results and the corresponding GAAP measures, please refer to pages 53-56 of Equinix's Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 21, 2020.

2019 EXECUTIVE COMPENSATION MIX(1)

(1)
Reflects the market value of the RSU awards on the grant date of Feb. 22, 2019. Assumes the target award is earned under the 2019 annual incentive plan and the target number of shares is earned under the performance-based RSU awards. Excludes one-time, special time-based awards granted to Ms. Baack, Ms. Morandi, and Mr. Strohmeyer in connection with their appointments to new roles in Feb. 2019 for Ms. Morandi and Apr. 2019 for Ms. Baack and Mr. Strohmeyer.

Equinix 2020 PROXY STATEMENT • PROXY SUMMARY	3

COMPENSATION BEST PRACTICES AND HIGHLIGHTS

Items to be voted on and our Board's recommendation

Proposal		Board's Recommendation	See page
1	DIRECTORS: Election of directors	FOR each nominee	5

2	COMPENSATION: Advisory vote to approve named executive officer compensation	FOR	23

3	COMPENSATION: 2020 Equity Incentive Plan	FOR	50

4	AUDIT: Ratification of independent registered public accountants	FOR	59

5	STOCKHOLDER PROPOSAL: Stockholder proposal related to political contributions disclosure and oversight	AGAINST	61

Equinix 2020 PROXY STATEMENT • PROXY SUMMARY	4

GOVERNANCE

Proposal 1—Election of directors

All directors will be elected at the Annual Meeting to serve for a term expiring at the next annual meeting of stockholders and until his or her successor is elected, or until the director's death, resignation or removal. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the 10 persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unable to serve.

The 10 directors who are being nominated for election by the holders of common stock to the Board; their ages as of Apr. 1, 2020; their positions and offices held with Equinix; and certain biographical information, including directorships held with other public companies during the past five years, are set forth below. In addition, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating Committee and the Board to determine that each nominee should serve as a director of Equinix.

NOMINEES

THOMAS BARTLETT
INDEPENDENT DIRECTOR SINCE: Apr. 2013 Age 61
COMMITTEES: • Audit • Finance	CURRENT ROLE

•

President and chief executive officer, American Tower Corporation

PRIOR BUSINESS EXPERIENCE

•

Executive vice president and chief financial officer, American Tower (2009-2020)

•

Treasurer, American Tower (July 2017—Nov. 2018, 2012-2013)

•

Various operations and business development roles with predecessor companies and affiliates, including most recently senior vice president and corporate controller, Verizon Communications (1983-2009)

•

Began career at Deloitte, Haskins & Sells

QUALIFICATIONS

•

Experience at American Tower with its conversion to and operation as a REIT

•

Experience in telecommunications and wireless infrastructure fields

•

Accounting and financial expertise, including as a public company chief financial officer

Equinix 2020 PROXY STATEMENT • GOVERNANCE	5

NANCI CALDWELL
INDEPENDENT DIRECTOR SINCE: Dec. 2015 Age 62
COMMITTEE: • Governance	CURRENT ROLE

•

Corporate director (since 2005)

PRIOR BUSINESS EXPERIENCE

•

Executive vice president and chief marketing officer, PeopleSoft (2001-2004)

•

Various senior and executive sales and marketing roles in Canada and the U.S., Hewlett-Packard (1982-2001)

CURRENT PUBLIC COMPANY BOARDS (in addition to Equinix)

•

CIBC

•

Citrix Systems

•

Donnelley Financial Solutions

PAST PUBLIC COMPANY BOARDS

•

Talend

•

Tibco Software

•

Deltek

QUALIFICATIONS

•

Expertise in enterprise sales, marketing and technology, which brings a valuable perspective to our Board to support our current sales and marketing strategy

•

Experience as an operating executive at major public companies

•

Experience with public company M&A

•

Experience on multiple Governance Committees

ADAIRE FOX-MARTIN
INDEPENDENT DIRECTOR SINCE: Jan. 2020 Age 55
COMMITTEE: • Nominating	CURRENT ROLE

•

Executive board member, SAP SE, global customer operations (since 2017)

PRIOR BUSINESS EXPERIENCE

•

Various roles, SAP (2008-2017), including president, chief operating officer, SVP industry business solutions, and vice president public sector

•

Various management roles, Oracle Corporation (1989-2007), the most recent being vice president government education and healthcare

QUALIFICATIONS

•

Extensive experience in the information technology sector bringing technology expertise to the Board as we evolve our platform

•

Global experience as an executive at multinational corporations

•

Experience in serving the enterprise customer, a key segment of our current strategy, as an experienced sales leader

•

Advocacy of social entrepreneurship and workplace inclusivity and fulfilment as founder of SAP One Billion Lives Ventures, relevant to our own environmental, social and governance ("ESG") initiatives

Equinix 2020 PROXY STATEMENT • GOVERNANCE	6

GARY HROMADKO
INDEPENDENT DIRECTOR SINCE: June 2003 Age 67
COMMITTEES: • Audit • Finance • Nominating • Real Estate	CURRENT ROLE • Private investor PRIOR BUSINESS EXPERIENCE • Venture partner, Crosslink Capital, a venture capital firm (2002-2017) PAST PUBLIC COMPANY BOARDS • Carbonite

QUALIFICATIONS

•

Active private investor since 1993

•

Experience as an investor in the networking, cloud and infrastructure service sectors, important customer segments to Equinix, and sectors where trends are closely watched as important to our future strategy and positioning

•

Experience with financial and capital markets

•

Experience with Equinix since 2003

WILLIAM LUBY
INDEPENDENT DIRECTOR SINCE: Apr. 2010 Age 60
COMMITTEES: • Compensation • Nominating (as of 6/18/20)	CURRENT ROLE

•

Managing partner, Seaport Capital, a private equity firm, and its predecessor companies (since 1996)

PRIOR BUSINESS EXPERIENCE

•

Managing director, Chase Capital, the private equity affiliate of Chase Manhattan

PAST PUBLIC COMPANY BOARDS

•

Switch & Data Facilities Company, prior to its acquisition by Equinix in 2010

QUALIFICATIONS

•

Active investor in the telecommunications industry for over 25 years

•

Experience as a director at Switch & Data

•

Familiarity with data center industry

Equinix 2020 PROXY STATEMENT • GOVERNANCE	7

IRVING LYONS
INDEPENDENT DIRECTOR SINCE: Feb. 2007 Age 70
COMMITTEES: • Compensation • Finance • Real Estate • Stock Award	CURRENT ROLE

•

Principal, Lyons Asset Management, a California-based private investment firm (since 2005)

PRIOR BUSINESS EXPERIENCE

•

Chief investment officer, Prologis, a global provider of distribution facilities and services (1997-2004)

CURRENT PUBLIC COMPANY BOARDS (IN ADDITION TO EQUINIX)

•

ESSEX Property Trust

•

Prologis

QUALIFICATIONS

•

Experience with global real estate, including as a chief investment officer at a real estate concern, which provides valuable insight to discussions of site selection and negotiations as Equinix conducts expansion planning and management of its real estate portfolio

•

Experience with REITs, as well as knowledge of capital markets and executive leadership and management experience

CHARLES MEYERS
CHIEF EXECUTIVE OFFICER AND PRESIDENT, EQUINIX SINCE: Sept. 2018 Age 54
COMMITTEE: • Stock Award	CURRENT ROLE

•

Chief executive officer and president, Equinix (since 2018)

PRIOR BUSINESS EXPERIENCE

•

President, strategy, services and innovation, Equinix (2017–Sept. 2018)

•

Chief operating officer, Equinix (2013–2017)

•

President, Equinix Americas (2010–2013)

•

Various positions, including group president of messaging and mobile media, and product group executive for the security and communications portfolio, VeriSign, an Internet security company now part of Symantec (2006–2010)

QUALIFICATIONS

•

Perspective and experience as Equinix's chief executive officer

•

Long history with Equinix dating back to 2010 in various leadership roles

•

Extensive executive leadership experience at technology companies prior to joining Equinix

Equinix 2020 PROXY STATEMENT • GOVERNANCE	8

CHRISTOPHER PAISLEY
INDEPENDENT DIRECTOR SINCE: July 2007 (and lead independent director since Feb. 2012) Age 67
COMMITTEES: • Audit • Finance • Governance • Real Estate	CURRENT ROLE

•

Dean's executive professor of accounting, Leavey School of Business at Santa Clara University (since 2001)

PRIOR BUSINESS EXPERIENCE

•

Senior vice president of finance and chief financial officer, 3Com (1985–2000)

CURRENT PUBLIC COMPANY BOARDS (in addition to Equinix)

•

Ambarella

•

Fastly

•

Fitbit (through May 2020 only)*

•

Fortinet

PAST PUBLIC COMPANY BOARDS

•

Bridge Capital

•

Control4

•

YuMe

QUALIFICATIONS

•

Expertise in accounting and finance

•

Experience as a chief financial officer at a technology company

•

Extensive public company board and audit committee experience

* Mr. Paisley has decided not to stand for re-election to the board of Fitbit, Inc., at the end of the current term in May 2020, and so his service on that Board will end at that time.

SANDRA RIVERA
INDEPENDENT DIRECTOR SINCE: Oct. 2019 Age 55
COMMITTEE: • Compensation	CURRENT ROLE

•

Executive vice president and chief people officer, Intel Corporation (since June 2019)

PRIOR BUSINESS EXPERIENCE

•

Various roles, Intel Corporation (2000–2019), including marketing director and more recently led the network platforms group

•

General manager of CTI division, Catalyst Telecom (1998–2000)

•

Co-founder and president, The CTI Authority (1996–1998)

QUALIFICATIONS

•

Extensive technical leadership experience in the technology sector bringing technology expertise to the Board as we evolve our platform

•

Expertise in network infrastructure

•

HR experience as executive vice president and chief people officer at Intel Corporation, brings insight to executive compensation decision making on the Compensation Committee and also to our own diversity and inclusion initiatives

Equinix 2020 PROXY STATEMENT • GOVERNANCE	9

PETER VAN CAMP
EXECUTIVE CHAIRMAN, EQUINIX SINCE: May 2000 Age 64
COMMITTEE: • Governance	CURRENT ROLE

•

Executive chairman, Equinix (since 2007)

PRIOR BUSINESS EXPERIENCE

•

Interim chief executive officer and president, Equinix (Jan. 2018–Sept. 2018)

•

Chief executive officer, Equinix (2000–2007)

•

President, Equinix (2006–2007)

•

President, UUNET, the internet division of MCI (formerly known as WorldCom) (1997–2000)

PAST PUBLIC COMPANY BOARDS

•

Silver Spring Networks

QUALIFICATIONS

•

Long history with Equinix dating back to 2000

•

Experience acquired as Equinix's former chief executive officer and president bring valuable perspective to the Board

•

Extensive career history at technology services, communication services, and critical infrastructure companies

Board composition

BOARD SIZE

Equinix's Board currently consists of 11 directors. However, Mr. Kriens has decided not to stand for reelection to the Board. Equinix's bylaws provide that the number of directors will be determined by the Board, and the number of directors is currently set at 11. Thus, there will be one vacant seat on Equinix's Board following the Annual Meeting. Equinix does not intend to fill the vacant seat at the Annual Meeting.

MAJORITY VOTE STANDARD

Our bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted "for" a director nominee must exceed the number of shares voted "against" such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board. The Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee's recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	10

DIRECTOR INDEPENDENCE

The Board is currently composed of 11 directors. Nine of the members are independent as such term is defined under the rules of the Securities and Exchange Commission and the listing standards of

The NASDAQ Stock Market ("NASDAQ"). The Board has determined that all the Equinix director nominees are independent under such standards.

NOMINATION OF DIRECTORS

The Nominating Committee of the Board operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having high moral character, having business experience, and being over 21 years of age. The Nominating Committee's process for identifying and evaluating nominees is as follows. In the case of incumbent directors whose annual terms of office are set to expire, the Nominating Committee reviews such directors' overall service to Equinix during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Equinix during their term. In the case of new director candidates, the Nominating Committee first determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon the Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the "Guidelines"), the rules and regulations of the Securities and Exchange Commission, the rules of NASDAQ, and the advice of counsel, if necessary. The Nominating Committee may then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will then meet to discuss and consider such candidates' qualifications and choose candidate(s) for recommendation to the Board.

There is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. In evaluating potential nominees for Board membership, the Nominating Committee considers qualification criteria, such as independence, character, ability to exercise sound judgment, demonstrated leadership ability, skills, including financial literacy, educational background, diversity and experience, in the context of the current and anticipated needs of the Board and of Equinix as a whole. In practice, the Nominating Committee has sought members with experience relevant to our industry and current strategy. For example, in 2019 and 2020 the additions of Ms. Rivera and Ms. Fox-Martin, respectively, were designed to add technology experience to the Board as Equinix continues to add new services and virtual capabilities to its platform and, in the case of Ms. Fox-Martin, global experience as an executive at a multinational corporation based in Europe. The Nominating Committee understands the importance and value of diversity on the Board. Both the Guidelines and the Nominating Committee Charter require the Nominating Committee to ensure qualified women and individuals from minority groups are included in the pool from which the Board nominees are chosen.

The Nominating Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so in writing to the corporate secretary of Equinix and by providing the candidate's name, biographical data and qualifications. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

Our bylaws provide for proxy access for director nominations by stockholders (the "Proxy Access Bylaw"). Under the Proxy Access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of Equinix's outstanding common shares continuously for at least three years, may nominate and include in Equinix's annual meeting proxy materials for director nominees, up to a total number not to exceed the greater of 20% of the directors then serving on the Board or two directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the Proxy Access Bylaw. The Proxy Access Bylaw

Equinix 2020 PROXY STATEMENT • GOVERNANCE	11

was first available to stockholders for Equinix's 2017 Annual Meeting of Stockholders.

A more detailed description of the functions of the Nominating Committee can be found in the

Nominating Committee Charter, published on the corporate governance section of Equinix's website at Equinix.com.

Board operations

BOARD LEADERSHIP STRUCTURE

From 2000 to 2007, Mr. Van Camp served as both our chief executive officer and as chairman of the Board. In Apr. 2007, Mr. Van Camp stepped down as Equinix's chief executive officer but retained the chairmanship of the Board as executive chairman. In Jan. 2018, Mr. Van Camp was appointed our interim chief executive officer and president. In Sept. 2018, Mr. Meyers was unanimously elected chief executive officer and president by the Board and Mr. Van Camp resigned from these interim roles. Mr. Van Camp continues to serve as our executive chairman. Our chief executive officer is responsible for the day-to-day leadership of Equinix and its performance, and for setting the strategic direction of Equinix. Mr. Van Camp, with his depth of experience and history with Equinix dating back to 2000, provides support and guidance to management and to Mr. Meyers as executive chairman. He also provides leadership to the Board and works with the Board to define its structure and activities needed to fulfill its responsibilities, facilitates communication among directors and between directors and senior management, provides input to the agenda for Board meetings, works to provide an appropriate information flow to the Board, and presides over meetings of the full Board. Thus, while our chief executive officer is positioned as the leader of Equinix and is free to focus on day-to-day challenges, our Board also has a strong leader with deep knowledge of Equinix in Mr. Van Camp. We believe this structure is best for both Equinix and our stockholders.

In Feb. 2012, Mr. Paisley was designated by the Board as its lead independent director. In this role, Mr. Paisley's duties may include presiding at all meetings of the Board at which the executive chairman is not present; calling and chairing all sessions of the independent directors; preparing the agenda and approving materials for meetings of the independent directors; briefing management directors about the results of deliberations among independent directors; consulting with the executive chairman regarding agendas, pre-read materials and proposed meeting calendars and schedules; collaborating with the executive chairman and acting as liaison between the executive chairman and the independent directors; and serving as the Board's liaison for consultation and communication with stockholders as appropriate, including on request of major stockholders. In addition, the number of independent directors on our Board and our committee structure provide additional independent oversight of Equinix. For example, the Audit, Compensation, Finance and Nominating Committees of the Board, and the Real Estate Committee of the Board, where decisions regarding our expansion and capital deployment are vetted, consist entirely of independent directors. Our independent directors regularly hold private sessions and have direct access to management. A self-assessment of the Board is also conducted annually, at which time each member is free to evaluate and comment as to whether they feel this leadership structure continues to be appropriate.

DIRECTOR ATTENDANCE

During the fiscal year ended Dec. 31, 2019, the Board held 10 meetings. For the fiscal year, each of the incumbent directors attended or participated in at least 87% and on average 95% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. In the event any director missed a meeting, that individual would separately discuss material items with Mr. Van Camp or Mr. Meyers.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	12

BOARD COMMITTEES

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Governance Committee, the Nominating Committee, the Real Estate Committee and the Stock Award Committee, in addition to special committees that may be formed from time to time. The following table provides membership information for the incumbent directors for fiscal 2019 for such standing committees of the Board:

		Committees

Director	Independent	Audit	Compensation		Finance		Governance	Nominating		Real Estate	Stock Award
Thomas Bartlett

Nanci Caldwell

Adaire Fox-Martin									(2)

Gary Hromadko						(3)

Scott Kriens(4)

William Luby

Irving Lyons III

Charles Meyers

Christopher Paisley

Sandra Rivera				(1)

Peter Van Camp

Meetings in 2019	Board: 10	9	4		7		4	1		9	0

Committee Chair	Committee Member	Executive Chairman	Lead Independent Director	Audit Committee Financial Expert
(1)
Ms. Rivera joined the Compensation Committee in Oct. 2019.

(2)
Ms. Fox-Martin joined the Nominating Committee in Jan. 2020.

(3)
Mr. Hromadko joined the Finance Committee in June 2019.

(4)
Mr. Kriens has decided he will not stand for reelection to the Board at the 2020 Annual Meeting.

A detailed description of the Audit Committee can be found in the section entitled, "Report of the Audit Committee of the Board of Directors," elsewhere in this proxy statement. The members of the Audit Committee in 2019 were Mr. Bartlett, Mr. Hromadko and Mr. Paisley. Mr. Paisley is chairperson of the Audit Committee and both Mr. Bartlett and Mr. Paisley are considered financial experts. During the fiscal year ended Dec. 31, 2019, the Audit Committee held nine meetings.

The Compensation Committee oversees, reviews and administers all of Equinix's compensation, equity and employee benefit plans and programs relating to executive officers, including the named executive officers; approves the global guidelines for the compensation program for Equinix's non-executive employees; and approves Equinix's projected global equity usage. The Compensation Committee also acts periodically to evaluate the effectiveness of the compensation programs at

Equinix and considers recommendations from its consultant, Compensia, Inc. ("Compensia"), and from management regarding new compensation programs and changes to those already in existence. In addition, the Compensation Committee is consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. A more detailed description of the functions of the Compensation Committee can be found in the Compensation Committee Charter, published on the corporate governance section of Equinix's website at Equinix.com and in the "Compensation Discussion and Analysis" section below. The members of the Compensation Committee are Mr. Kriens, Mr. Luby, Mr. Lyons, and Ms. Rivera. Mr. Lyons is chairperson of the Compensation Committee. During the fiscal year ended Dec. 31, 2019, the Compensation Committee held four meetings.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	13

The Finance Committee was established to assist the Board in fulfilling its responsibilities across the principal areas of corporate finance for Equinix. The Finance Committee provides oversight and assistance to management in considering such matters as Equinix's balance sheet, capital planning, cash flow, financing needs, use of hedges and Equinix's credit ratings agency strategy and discussions with such agencies. The Board also periodically delegates to the Finance Committee oversight of specific financing transactions. A more detailed description of the functions of the Finance Committee can be found in the Finance Committee Charter, published on the corporate governance section of Equinix's website at Equinix.com. The members of the Finance Committee are Mr. Bartlett, Mr. Hromadko, Mr. Lyons and Mr. Paisley. Mr. Bartlett is chairperson of the Finance Committee. During the fiscal year ended Dec. 31, 2019, the Finance Committee held seven meetings.

The Governance Committee was established to (i) oversee the evaluation of the Board; (ii) review and consider developments in corporate governance practices and to recommend to the Board a set of effective corporate governance policies and procedures applicable to Equinix; and (iii) review and consider developments related to the Equinix Governance Risk and Compliance ("GRC") Program and to report out to the Board on GRC Program activities and recommendations. A more detailed description on the functions of the Governance Committee can be found in the Governance Committee Charter, published in the corporate governance section of Equinix's website at Equinix.com. The members of the Governance Committee are Ms. Caldwell, Mr. Paisley, and Mr. Van Camp. Ms. Caldwell is chairperson of the Governance Committee. During the fiscal year ended Dec. 31, 2019, the Governance Committee held four meetings.

The Nominating Committee's functions are described above in the section entitled "Nomination of Directors." The members of the Nominating Committee are Ms. Fox-Martin (since Jan. 2020), Mr. Hromadko, Mr. Kriens and Mr. Luby. Although not standing for reelection, Mr. Kriens is chairperson of the Nominating Committee until the Annual Meeting at which time Mr. Luby shall become chairperson. During the fiscal year ended Dec. 31, 2019, the Nominating Committee held one meeting.

The Real Estate Committee approves capital expenditures in connection with real estate development, expansion or acquisition within parameters set by the full Board. All decisions are made considering a projected 10-year internal rate of return and within the context of a multi-year capital expenditure development pipeline and cash flow analysis provided by management to the Real Estate Committee. In approving real estate capital expenditures, the Real Estate Committee also considers an overview of the project and the market, including the competition, strategy, current capacity and sales pipeline. In addition, the Real Estate Committee has the authority to analyze, negotiate and approve the purchase, sale, lease or sublease of real property, approve guarantees related to real property transactions and, subject to any limitations or terms imposed by the full Board, if any, analyze, negotiate and approve real estate-related financing transactions. The members of the Real Estate Committee are Mr. Hromadko, Mr. Lyons and Mr. Paisley. Mr. Hromadko serves as chairperson of the Real Estate Committee. During the fiscal year ended Dec. 31, 2019, the Real Estate Committee held nine meetings.

The Stock Award Committee has the authority to approve the grant of stock awards to non-Section 16 officer employees and other individuals. The members of the Stock Award Committee are Mr. Lyons and Mr. Meyers. The Stock Award Committee typically does not hold meetings but acts by written consent.

BOARD RISK OVERSIGHT

Our Board's oversight of risk management is designed to support the achievement of organizational objectives, including strategic objectives, to improve Equinix's long-term organizational performance and to enhance stockholder value. The involvement of the full Board in setting Equinix's business strategy is a key part of its assessment of what risks Equinix faces, what steps management is taking to manage those risks, and what constitutes an appropriate level of risk for Equinix. Our senior management attends the quarterly Board meetings, presents to the Board on strategic and other matters, and is available to address any questions or concerns raised about risk-management-related issues, or any other matters. Board members also have ongoing and direct access to senior management between regularly scheduled board meetings for any

Equinix 2020 PROXY STATEMENT • GOVERNANCE	14

information requests or issues they would like to discuss. In addition, in Sept. 2019 the Board held a strategy meeting with senior management to discuss strategies, key challenges, and risks and opportunities for Equinix. The Board typically holds a meeting focused solely on strategy annually, to set the stage for the planning and development of Equinix's operating plan for the coming year.

Equinix has completed a global risk assessment to identify key strategic, operational, financial and regulatory compliance risks and will continue to evaluate such risks. These risks have been communicated to and assessed by Equinix's executive management, the Governance Committee and the full Board. The Board received an enterprise risk briefing in Sept. 2019 in connection with its strategy meeting and is scheduled to receive its next enterprise risk briefing in Sept. 2020. Additionally, in 2019 the full Board received a briefing on cybersecurity. Briefings on cybersecurity, as well as other enterprise risks, will also be provided in 2020.

Equinix's business continuity plans and crisis management team were activated early in 2020 in response to the COVID-19 pandemic. The Board has been receiving regular updates on the impact of the COVID-19 pandemic on various aspects of our business at each subsequently scheduled Board or committee meeting.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Governance Committee oversees Equinix's GRC Program, formally launched in 2013. In connection with this oversight, the Governance Committee receives quarterly updates on key issues, such as enterprise risk management, business continuity and disaster recovery planning, cybersecurity, and regulatory compliance. The Governance Committee also oversees our public policy activities and our corporate social responsibility program. The

Governance Committee evaluates the effectiveness of risk mitigation capabilities identified in these areas and monitors for emerging risks. Equinix's chief compliance officer, as leader of the GRC Program, reports on the program to the Governance Committee.

In addition, the Audit Committee's charter mandates that it discuss guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage Equinix's exposure to risk, including Equinix's major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with management and the independent auditors. The Audit Committee also receives an annual assessment of the adequacy of the controls over financial reporting, including an assessment of the risks associated with the controls over the financial reporting process.

In setting compensation, the Compensation Committee strives to manage risks arising from our compensation policies and programs by setting compensation at levels that maximize stockholder long-term value without encouraging excessive risk-taking. For more information, please read "Compensation policies and practices risk assessment."

The Finance Committee manages risk by overseeing our capital management and capital structure. Additionally, the Finance Committee manages risk by oversight of our currency, interest rate and counterparty exposure.

Finally, the Real Estate Committee manages risk by evaluating real estate expansion opportunities and the deployment of capital within the context of Equinix's overall business and financial strategy and financial picture.

The Board believes that the risk management processes in place for Equinix are appropriate.

BOARD ONBOARDING PROGRAM

Equinix has an onboarding program, overseen by the Governance Committee, to introduce new Board members to Equinix and the Board. The program includes orientation sessions on the Board's structure and processes, Equinix's compliance environment, and the business.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	15

INVESTOR ENGAGEMENT

Equinix pursues engagement with stockholders throughout the year to best understand and address the issues that matter to our stockholders. During 2019, Equinix's investor relations team met with numerous investors around the world by attending or hosting over 35 investor conferences, non-deal roadshows, and investor group events. Certain investors also requested engagement meetings to discuss topics related to ESG issues or our executive compensation program.

Additionally, Equinix's investor relations team proactively reached out for meetings with our 25 largest stockholders in the fall of 2019 to discuss our corporate governance model and other ESG topics and solicit feedback. All meetings that resulted were attended by Mr. Van Camp. We plan to conduct a similar outreach in 2020.

For information about how to contact our Board please see the section below entitled "Stockholder communications with the Board of Directors."

Other governance policies and practices

CORPORATE GOVERNANCE GUIDELINES

The Board follows its Guidelines published on the corporate governance section of Equinix's website at Equinix.com. The Guidelines reflect the Board's dedication to monitoring the effectiveness of policy and decision-making at the Board level. In conjunction with the Governance Committee, the Board will continue to monitor the effectiveness of the Guidelines.

CODE OF ETHICS AND BUSINESS CONDUCT

The Board has adopted (1) a Code of Business Conduct which applies to all directors, officers and employees and (2) an additional Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents can be found on the corporate governance section of Equinix's website at Equinix.com. In addition, anonymous reporting hotlines have been established to facilitate reporting of violations of financial and non-financial policies. Should the Board ever choose to amend or waive a provision of the Code of Ethics for Chief Executive Officer and Senior Financial Officers, we may disclose such amendment or waiver on the corporate governance section of Equinix's website at Equinix.com.

STOCK OWNERSHIP GUIDELINES

In its Guidelines, the Board has established a stock ownership requirement for Equinix's non-employee directors to encourage them to have a significant financial stake in Equinix. The Guidelines state that each non-employee director should own not less than six times their cash annual retainer for general service on the Board in shares of Equinix's common stock, including exercised stock options, vested restricted stock units ("RSUs") and deferred RSUs. New non-employee directors have five years from the date of their election to the Board to comply. Compliance with this requirement is measured annually at the end of each fiscal year. All directors subject to the Guidelines were in compliance as of Dec. 31, 2019.

Stock ownership guidelines for our chief executive officer and his direct reports have also been established and require that these executives achieve target ownership levels, expressed as a multiple of salary. The target ownership level for our chief executive officer is three times his annual salary; for all others, the target ownership level is one time their annual salary. Newly hired or promoted executives have up to five years to obtain compliance. Compliance with this requirement is measured annually at the end of each fiscal year. All executives subject to the guidelines were in compliance as of Dec. 31, 2019.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	16

POLICY PROHIBITING HEDGING

Equinix's Securities Trading Policy ("The Securities Policy") prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix's common stock, such as transactions involving options on Equinix's securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts.

RECOUPMENT POLICY

Our recoupment of incentive compensation policy applies to our executive officers (as defined by applicable securities laws). The policy states that the Board may require the return, repayment or forfeiture of any cash or equity-based incentive compensation payment or award received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirements under the securities laws and if certain other conditions are met.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties may contact the Board by sending correspondence to the attention of Equinix's corporate secretary, c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA, 94065. Any mail received by the corporate secretary, except improper commercial solicitations, will be forwarded to the members of Equinix's Audit Committee for further action, if necessary. Equinix does not have a policy requiring attendance by members of the Board at Equinix's annual stockholder meetings. At Equinix's 2019 Annual Meeting, Mr. Van Camp and Mr. Paisley were in attendance and available for questions.

2019 Director compensation

Equinix uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board.

In setting director compensation, Equinix considers the competitive compensation market for directors in the high-technology market, the demands of the various roles that directors hold, and the time required to fulfill their duties to Equinix. Compensia conducts a detailed review of Equinix's director compensation program every two years, with an abbreviated review in the off years, and presents its findings to the Compensation Committee. The most recent detailed review occurred in Dec. 2018 and covered the design of the current program as compared to peer practices, using the same peers used for executive compensation decisions, and the alignment of total compensation and individual pay elements to this market.

Compensia's detailed review resulted in changes to the program which were recommended by the Compensation Committee to the full Board and approved by the full Board in Dec. 2018. The changes were effective as of Jan. 1, 2019 and are reflected in 2019 director compensation. The changes were as follows:

•
An increase in the annual retainer from $60,000 to $70,000;

•
An increase in the lead independent director annual retainer from $25,000 to $30,000;

•
An increase in the Governance Committee annual retainers to $20,000 (chairperson) and $10,000 (member);

•
An increase in the Real Estate Committee annual retainers to $25,000 (chairperson) and $12,500 (member);

•
An increase in the Real Estate Committee threshold number of meetings from 6 to 8; and

•
An increase in the Finance Committee threshold number of meetings from 4 to 6.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	17

Non-employee directors receive a retainer in connection with their service on the Board. For fiscal 2019, the annual retainer was $70,000. In addition, in lieu of regular meeting fees, committee chairs (if any) and members received the following annual retainers for fiscal 2019, payable quarterly in arrears:

Committee	Chairperson	Member
Audit	$30,000	$15,000

Compensation	$25,000	$12,500

Finance	$12,500	$5,000

Governance	$20,000	$10,000

Nominating	$12,500	$5,000

Real Estate	$25,000	$12,500

Currently, non-employee directors only receive meeting fees for attendance at committee meetings in excess of a specified number of meetings in a calendar year. For 2019, the committee meeting fees and the threshold number of meetings that must be attended before any meeting fees are paid were:

Committee	Chairperson	Member	Threshold Number of Meetings
Audit	$5,000	$3,000	12

Compensation	$5,000	$3,000	8

Finance	$5,000	$3,000	6

Governance	$5,000	$3,000	5

Nominating	$5,000	$3,000	5

Real Estate	$5,000	$3,000	8

Other	$5,000	$3,000	6

The Board has also designated a lead independent director who earned a $30,000 annual retainer in 2019.

Non-employee directors receive automatic grants of RSUs. At our annual meeting of stockholders, each non-employee director who will continue to be a director after that meeting is automatically granted an award of RSUs. For fiscal 2019, the grant date fair value of these annual awards was $250,000. The automatic RSU awards become fully vested on the earlier of (i) the first anniversary of Equinix's immediately preceding annual meeting of stockholders or (ii) in the case of a non-employee director not standing for reelection, the date of the first annual meeting of stockholders held subsequent to the date of grant. In addition, each non-employee director receives a prorated award of RSUs upon joining the Board with a grant date fair value of $250,000. The proration is based upon a fraction equal to (x) the number of days from the start date of the non-employee director until the first anniversary of the date of Equinix's immediately preceding annual meeting of stockholders divided by (y) 365. The number of shares subject to each RSU award is determined by dividing the specified dollar value of the award by the closing price of Equinix's common stock on the date of grant. The RSUs granted to our directors will become fully vested if Equinix is subject to a change-in-control; in the event of the non-employee director's death, the portion of the RSUs that would have become vested on the next scheduled vesting date will become fully vested. Directors accrue dividend equivalent units on their RSUs. We allow our non-employee directors to elect to defer settlement of their RSUs. Directors are also eligible to receive discretionary awards under Equinix's 2000 Equity Incentive Plan. Our stock ownership guidelines for non-employee directors are described above.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	18

The following table sets forth all of the compensation awarded to, earned by or paid to each non-employee director who served during fiscal year 2019.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)
Thomas Bartlett	97,500	249,990	347,490

Nanci Caldwell	90,000	249,990	339,990

Gary Hromadko	108,278	249,990	358,268

Scott Kriens	95,000	249,990	344,990

William Luby	87,500	249,990	337,490

Irving Lyons III	112,500	249,990	362,490

Christopher Paisley	163,500	249,990	413,490

Sandra Rivera	19,265	167,997	187,262

(1)
Amounts listed in this column include the annual retainers for Board and committee service. Board and committee retainers are prorated based on the number of days the director served during the year. The amount in this column for Mr. Paisley also includes a $30,000 retainer for service as lead independent director.

(2)
Reflects RSUs covering 513 shares granted to each non-employee director on the date of our annual stockholders' meeting in May 2019. The amount for Ms. Rivera reflects 291 RSUs prorated from Oct. 2019.

(3)
Reflects the aggregate grant date fair value of the RSU awards granted to the director in 2019 computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 21, 2020 for a discussion of the assumptions made by Equinix in determining the values of our equity awards.

(4)
As of Dec. 31, 2019, Mr. Bartlett, Ms. Caldwell, Mr. Hromadko, Mr. Kriens, Mr. Luby, Mr. Lyons and Mr. Paisley each held 513 unvested RSUs, and Ms. Rivera held 291 unvested RSUs (including accrued dividend equivalent units).

Mr. Van Camp is our executive chairman, but not a named executive officer, and does not receive any additional compensation for services provided as a director. For the year ended Dec. 31, 2019, Mr. Van Camp earned $406,731 in salary and 75% of his salary in annual incentive compensation (paid in fully vested RSUs), and was granted 4,465 RSUs, with the same service and performance vesting requirements as those granted to our named executive officers, for his service as Equinix's executive chairman. Mr. Meyers, our chief executive officer and president, did not receive any additional compensation for services provided as a director.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	19

Equinix stock ownership

The following table sets forth, as of Apr. 1, 2020, certain information with respect to shares beneficially owned by (i) each person who is known by Equinix to be the beneficial owner of more than 5% of Equinix's outstanding shares of common stock, (ii) each of Equinix's directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers (as defined by applicable securities laws) as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares	Percentage of Total
Sara Baack	11,429	*

Thomas Bartlett	5,742	*

Nanci Caldwell(1)	2,267	*

Adaire Fox-Martin	—	*

Gary Hromadko	169,822	*

Scott Kriens(2)	86,778	*

William Luby(3)	41,264	*

Irving Lyons III(4)	23,640	*

Charles Meyers	10,935	*

Brandi Galvin Morandi	20,989	*

Christopher Paisley(5)	18,912	*

Sandra Rivera	—	*

Karl Strohmeyer	5,161	*

Keith Taylor	32,325	*

Peter Van Camp	5,858	*

The Vanguard Group(6) 100 Vanguard Blvd, Malvern, PA 19355	11,183,560	13.02%

BlackRock Fund Advisors(7) Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055	6,543,964	7.62%

All current directors and executive officers as a group (16 persons)(8)	440,928	*

*
Less than 1%.

(1)
Includes 1,195 vested shares pursuant to RSUs as to which Ms. Caldwell has deferred the settlement until a later date.

(2)
Includes 6,868 vested shares pursuant to RSUs as to which Mr. Kriens has deferred the settlement until a later date.

(3)
Includes 2,837 vested shares pursuant to RSUs as to which Mr. Luby has deferred the settlement until a later date. Mr. Luby disclaims beneficial ownership of 5,358 shares held in the Luby Family Trust except to the extent of his pecuniary interest therein.

(4)
Includes 2,837 vested shares pursuant to RSUs as to which Mr. Lyons has deferred the settlement of until a later date.

(5)
Includes an aggregate of 845 shares held in trusts for Mr. Paisley's children and a brother.

(6)
Based on a Schedule 13D filed with the Securities and Exchange Commission as of Dec. 31, 2019. Includes 11,183,560 shares that are owned directly, 131,586 shares with sole voting power and 11,036,862 shares with dispositive power by The Vanguard Group Inc., an investment advisor. The total amount beneficially owned by The Vanguard Group is 11,183,560 shares.

(7)
Based on a Schedule 13D filed with the Securities and Exchange Commission as of Dec. 31, 2019. Includes 6,543,964 shares that are owned directly, 5,830,288 shares with sole voting power and 6,543,964 shares with dispositive power by BlackRock Inc., an investment advisor. The total amount beneficially owned by BlackRock Fund Advisors is 6,543,964 shares.

(8)
Includes 13,737 vested shares pursuant to RSUs as to which settlement has been deferred until a later date.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	20

Related party transactions

APPROVAL OF RELATED PARTY TRANSACTIONS

Per its written charter, Equinix's Audit Committee is responsible for reviewing all related party transactions in accordance with the rules of NASDAQ. Related parties include any of our directors or executive officers, our greater than 5% stockholders, and their immediate family members.

We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with Equinix's interests. To identify related party transactions, each year we require our directors and executive officers to complete a questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. We seek updates to this information from our directors and executive officers on a quarterly basis. We also ask our directors and executive officers to update their list of companies they are affiliated with on a quarterly basis to help us identify related party transactions.

Finally, our Code of Business Conduct establishes corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. Our Code of Business Conduct seeks to deter wrongdoing and to promote honest and ethical conduct and encourages the reporting of illegal or unethical behavior. Waivers of the Code of Business Conduct may be granted by Equinix's chief executive officer, chief legal officer or chief compliance officer, provided that waivers for executive officers or directors may only be granted by the Board or by one of its committees.

The Audit Committee Charter and the Code of Business Conduct are available on the corporate governance section of Equinix's website at Equinix.com.

RELATED PARTY TRANSACTIONS FOR 2019

The Vanguard Group, Inc. was a holder of greater than 5% of our outstanding common stock during the 2019 fiscal year. In 2019, revenues from entities affiliated with The Vanguard Group, Inc. totaled approximately $3,139,000.

BlackRock Inc. was a holder of greater than 5% of our outstanding common stock during the 2019 fiscal year. In 2019, revenues from entities affiliated with BlackRock Inc. totaled approximately $1,708,000.

A son of our independent director, Mr. Paisley, is employed by Equinix. In 2019, Mr. Paisley's son received total compensation of approximately $150,000, including salary, incentive plan compensation and RSU vesting income. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities.

Equinix 2020 PROXY STATEMENT • GOVERNANCE	21

Executive officers

The following are our executive officers (as defined by applicable securities laws), their ages as of Apr. 1, 2020, their positions and offices held with Equinix, and certain biographical information. All serve at the discretion of the Board.

Sara Baack
Chief Product Officer (since 2019) Age 48

PRIOR BUSINESS EXPERIENCE

•

Chief marketing officer, Equinix (2012-2019)

•

Various management roles, most recently as senior vice president of voice services, Level 3 Communications, a communications services company (2000-2012)

•

Various positions, including vice president, principal transactions, PainWebber, Inc. (now UBS Financial Services) (1993-1998)

Mike Campbell
Chief Sales Officer (since 2016) Age 54

PRIOR BUSINESS EXPERIENCE
• Senior vice president of sales, Equinix Americas (2015 - 2016)
• Various sales management positions, most recently as senior vice president of sales, Symantec (2010 - 2015)
• Vice president, sales, Verisign Americas, Verisign, prior to its merger into Symantec (2004 - 2010)

Brandi Galvin Morandi
Chief Legal and Human Resources Officer and Corporate Secretary (since 2019) Age 47

PRIOR BUSINESS EXPERIENCE
• Chief legal officer, general counsel and secretary, Equinix (2003-2019)
• Corporate attorney, Gunderson Dettmer (1997-2003)

Karl Strohmeyer
Chief Customer and Revenue Officer (since 2019) Age 48

PRIOR BUSINESS EXPERIENCE

•

President, Equinix Americas (2013-2019)

•

Various roles, including group vice president, Level 3 North American enterprise group, Level 3, a communications services company (2001-2013)

•

Various executive positions, NetRail, an internet services company (1998-2001)

Keith Taylor
Chief Financial Officer (since 2005) Age 58

PRIOR BUSINESS EXPERIENCE
• Various roles, including vice president, finance and chief accounting officer, Equinix (2001-2005)
• Director of finance and administration, Equinix (1999-2001)
• Vice president finance and interim chief financial officer, International Wireless Communications, an operator, owner and developer of wireless communications networks (1996-1999)

Equinix 2020 PROXY STATEMENT • GOVERNANCE	22

COMPENSATION

Proposal 2—Advisory non-binding vote on executive compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") contains a provision that is commonly known as "Say-on-Pay." Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the 2019 compensation of our named executive officers as disclosed in this proxy statement. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Our executive compensation program is tied directly to the performance of the business to ensure strong growth and value creation for stockholders using metrics we believe best indicate the success of our business. Please read "Compensation discussion and analysis" and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices.

Accordingly, we ask that you vote "FOR" the following resolution:

  "RESOLVED, that the stockholders of Equinix, Inc., hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement for the annual meeting."

This advisory vote on executive compensation is not binding on us. However, the Board and the Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

Equinix 2020 PROXY STATEMENT • COMPENSATION	23

Compensation roadmap

Compensation discussion and analysis

INTRODUCTION

This Compensation Discussion and Analysis ("CD&A") describes Equinix's executive compensation policies and decisions for the individuals who served as our chief executive officer and chief financial officer during 2019, as well as the other individuals included in the 2019 Summary Compensation Table in this proxy statement, who are collectively referred to as the named executive officers.

Those individuals are:

Name	Position
Charles Meyers	Chief Executive Officer and President

Keith Taylor	Chief Financial Officer

Sara Baack	Chief Product Officer

Brandi Galvin Morandi	Chief Legal and Human Resources Officer and Corporate Secretary

Karl Strohmeyer	Chief Customer and Revenue Officer

In connection with the evolving needs of our customers and our business, and under the direction of Mr. Meyers, Equinix undertook a review of its organizational architecture and made, and will continue to make, changes as a result of that review. In connection with these changes,

Equinix 2020 PROXY STATEMENT • COMPENSATION	24

Ms. Baack, Ms. Morandi and Mr. Strohmeyer all transitioned into new or different roles in 2019.

Effective Apr. 12, 2019, Ms. Baack was appointed chief product officer of Equinix, responsible for defining, developing and delivering Equinix's portfolio of products and services. Ms. Baack had previously held the role of chief marketing officer.

Ms. Morandi served as Equinix's general counsel and corporate secretary from 2003 until 2018. In 2018, Ms. Morandi's role was expanded to take on the role of interim chief human resources officer. Ms. Morandi was formally appointed chief legal and human resources officer and corporate secretary on Feb. 8, 2019. Ms. Morandi now oversees both the global legal organization and the global human resources organization at Equinix.

Mr. Strohmeyer, who was previously Equinix's president, Americas, was appointed to the newly created role of chief customer and revenue officer, overseeing Equinix's overall go-to-market strategy. Reporting to Mr. Strohmeyer are sales, marketing, customer care and experience, commercial solutions, and Equinix's regional management across the Americas, EMEA and Asia-Pacific. These changes were effective Apr. 12, 2019.

Compensation changes associated with these role changes are described in further detail below.

EXECUTIVE SUMMARY

Overview

Our executive compensation program strives to align business performance and executive rewards to drive strong business growth and value creation for our stockholders using performance metrics we believe best indicate the success of our business strategy.

In 2019, our compensation program for the named executive officers consisted primarily of base salary,

annual incentive compensation, and long-term incentive compensation in the form of time-based and performance-based restricted stock units ("RSUs"), for target total direct compensation approved in Feb. 2019 as illustrated in the graphics below.(1)

(1)
Reflects the market value of the RSU awards on the grant date of Feb. 22, 2019. Assumes the target award is earned under the 2019 annual incentive plan and the target number of shares is earned under the performance-based RSU awards. Excludes one-time, special time-based awards granted to Ms. Baack, Ms. Morandi, and Mr. Strohmeyer in connection with their appointments to new roles in Feb. 2019 for Ms. Morandi and Apr. 2019 for Ms. Baack and Mr. Strohmeyer.

Equinix 2020 PROXY STATEMENT • COMPENSATION	25

For 2019, excluding the time-based awards granted to Mses. Baack and Morandi and Mr. Strohmeyer in connection with their appointment to new roles in 2019, 100% of our short-term and 60% of our long-term incentives (assuming the target award amounts were earned) for our named executive officers were performance-based, dependent on annual revenue and adjusted funds from operations per share of Equinix's common stock ("AFFO/Share") growth, along with relative total stockholder return ("TSR") achievement against the IWB Russell 1000 Index Fund (the "Russell 1000"). This emphasis on annual revenue and AFFO/Share is mitigated by the use of TSR as a metric for our long-term incentives.

The performance periods and vesting periods of our 2019 incentive compensation are illustrated as follows:

Incentive Compensation Element	Weighting	Form of Payment	Performance Metrics	Performance Period	Vesting
Annual Incentive	n/a	RSUs	Revenue & AFFO/Share	1 year	Shares vest upon certification of financial results at end of one-year performance period

Long Term Incentive	40%	RSUs	Revenue & AFFO/Share	1 year	3 years—earned shares vest in three equal annual increments from grant date (subject to continued service)

Long Term Incentive	40%	RSUs	n/a	n/a	3 years—shares vest in three equal annual increments (subject to continued service)

Long Term Incentive	20%	RSUs	TSR	3 years	Shares vest upon certification of financial results after end of three year performance period

2019 Program Changes

In a change for 2019, the metric of AFFO/Share was used instead of AFFO as a performance metric under our 2019 annual incentive plan, applying to all eligible employees, and for 40% of the long-term incentives granted to our executives. This change was made to further align executive and employee incentives with the interests of our stockholders by focusing management on non-dilutive growth to AFFO.

For 2019, we also changed the form of payout under our annual incentive plan for executives and certain other U.S. senior staff to fully vested RSUs, in lieu of cash, to retain more cash in the business to fund our investments and further align the short-term incentive awards of the executives with our stockholders' interests.

Finally, in 2019 we made the following changes to our executive severance benefits:

•
We modified the terms of the RSU awards granted to our named executive officers to provide that 100% (previously 50%) of the outstanding unvested portion of the RSU awards, including any dividend equivalents, will automatically vest if (i) a change-in-control of Equinix occurs and (ii) the executive incurs either an involuntary termination of employment at any time within 12 months following the change-in-control or a voluntary resignation for good reason at any time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control. The change to increase the accelerated vesting percentage was intended to better align our long-term incentive program to market and encourage our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction.

•
We entered into new severance agreements with each of our named executive officers to provide for greater benefits in the event of a qualifying termination of employment that occurs after a change-in-control of Equinix. Under the new severance agreements, a named executive officer who incurs either an involuntary termination of employment at any time within 12 months following a change-in-control or a voluntary resignation for good reason at any

Equinix 2020 PROXY STATEMENT • COMPENSATION	26

  time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control is eligible to receive a severance payment equal to 200% of his or her annual base salary and target bonus, as well as continued health insurance coverage under COBRA at Equinix's expense for up to 24 months. Prior to these new severance agreements, the corresponding severance payment amount was based on 100% of the named executive officer's annual base salary and target bonus and the health insurance coverage period was up to 12 months. These enhanced benefits were intended to better align our severance benefits to market.

2019 Business Results

The 4th quarter of 2019 was our 68th consecutive quarter of revenue growth. For the full year of 2019, we delivered revenue growth of 10% and AFFO growth of 16%, on an as-reported basis, over strong 2018 results. Our revenue growth was 9% and our AFFO growth was 13% on a normalized and constant currency basis. Our AFFO/Share was

$22.81 per share, a 10% increase over the previous year or 8% on a normalized and constant currency basis. These results fully funded annual incentive compensation and resulted in 114% achievement under the performance RSUs based on revenue and AFFO/achievement for the named executive officers.

Governance Policies and Practices

Our executive compensation philosophy is complemented by the following governance best practices:

•
We have a policy on recoupment of incentive compensation which applies to those persons who are designated by the Board as "officers" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. The policy states that the Board may require the return, repayment or forfeiture of any cash or equity-based incentive compensation payment or award received by any such current or former officer during the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirements under the securities laws and if certain other conditions are met

•
Our chief executive officer and his direct reports (including the named executive officers) are subject to stock ownership guidelines, at a level of three times and one-time base salary, respectively

•
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix's securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts. No categories of hedging transactions are specifically permitted

Equinix 2020 PROXY STATEMENT • COMPENSATION	27

•
Our executives (including the named executive officers) and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Compensation Committee on a case-by-case basis

•
Our named executive officers are not offered single trigger vesting on a change-in-control

•
Named executive officers at Equinix are not offered any significant perquisites or tax gross-ups, other than in connection with a relocation or international assignment, defined benefit pension plans, non-qualified deferred compensation plans or any executive retirement benefits

•
The Compensation Committee is comprised solely of independent members

•
An independent compensation consultant, Compensia, is retained directly by the Compensation Committee and performs no other work for Equinix

•
The Compensation Committee reviews tally sheets when making executive compensation decisions

•
In Mar. 2020, we conducted a risk assessment of our compensation programs and presented the results to the Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with our conclusion that our compensation programs are not reasonably likely to have a material adverse effect on Equinix

Results of 2019 Say on Pay Vote

In 2019, we held our annual stockholder advisory vote on the compensation of the named executive officers. The proposal received significant stockholder support, with more than 90% voting in favor of our program (based on shares represented in person or by proxy at the meeting and entitled to vote on the matter). Based on these voting results, the Compensation Committee did not believe any material changes to our executive compensation program design were required for 2020.

2019 EXECUTIVE COMPENSATION PROGRAM

2019 Program Philosophy and Objectives

Our executive compensation philosophy for 2019 was to provide competitive total rewards programs globally to attract and retain top talent, utilizing a pay-for-performance strategy at both the company and the individual level. Consistent with our compensation philosophy, a significant percentage of each named executive officer's target total direct compensation was tied to performance, as illustrated by the potential pay mix described above. We believe our strong performance in recent years, and the fact that a significant percentage of each named executive officer's total compensation is either tied to performance or is "at risk," supports our compensation philosophy.

2019 Pay Positioning

While we review the market data in determining compensation, we do not specifically target a certain percentile of the market for overall compensation or for any particular element of compensation. We consider the overall range of the market data, as well as the alignment of the position in the overall market to the executive's actual role and responsibilities, when setting compensation for an executive role. Based on this information, we seek to provide a competitive base salary and target bonus, and to concentrate the executive's overall compensation in their equity awards, to better align the executive's interests with those of our stockholders and focused on our overall long-term performance.

In addition to looking at the market data and its comparability, we consider the following additional factors when determining compensation, with no single factor being determinative:

•
Our performance both over the past year and long term

•
The executive's performance over the year and throughout their career with us

•
The executive's level of experience in the position

•
The executive's marketability in the marketplace based on their skill set

Equinix 2020 PROXY STATEMENT • COMPENSATION	28

•
The executive's criticality to our operations and the difficulty we would have in replacing them

•
Internal parity between executives based on their contributions

The Compensation Committee uses peer group survey data, proxy statement data and technology industry survey data to define our competitive market. Our peer group is reviewed annually to ensure it reflects changes in our market and competitors for business and talent. With the assistance of Compensia, a preliminary list of peer group companies was selected to establish the competitive market for the 2019 compensation of our named executive officers in May 2018. In developing the peer group, the Compensation

Committee decided to retain its prior approach to peer group selection, and oriented the peer group primarily towards technology companies with similar financial characteristics (to reflect Equinix's competitive market), but included some REITs to provide a more balanced market perspective. Technology companies and REITs with revenue of approximately 0.5-2.0x Equinix's last four quarters of revenue and market capitalization of approximately 0.33-3.0x Equinix's then-current market capitalization were considered in developing the peer group. For purposes of the Compensation Committee's 2019 compensation review and decisions, our peer group consisted of the following 16 companies (which remained the same as the peer group selected for 2018):

• Adobe Systems	• Cerner	• Electronic Arts	• Juniper Networks

• Akamai Technologies	• Citrix Systems	• F5 Networks	• Prologis

• American Tower	• Crown Castle Intl.	• Intuit	• Red Hat

• Autodesk	• Digital Realty Trust	• Iron Mountain	• Synopsys

In addition, recognizing the importance of considering REIT industry pay practices, with the assistance of Compensia, a REIT-only peer list was developed to review REIT-specific practices regarding compensation plan design for 2019, consisting of the five REITs in the peer group plus 16 additional REITs of comparable size (which remained the same as the REIT peer group selected for 2018):

• American Tower	• General Growth Properties	• Simon Property Group

• AvalonBay Communities	• HCP	• SL Green Realty

• Boston Properties	• Host Hotels & Resorts	• The GEO Group

• CoreCivic	• Iron Mountain	• Ventas

• Crown Castle	• Prologis	• Vornado Realty Trust

• Digital Realty Trust	• Public Storage	• Welltower

• Equity Residential	• SBA Communications	• Weyerhaeuser

In 2018, we participated in the AON/Radford High Technology compensation survey and used peer market data from a subset of the survey to benchmark our executive positions for 2019 compensation decisions.

2019 Compensation-Setting Process

The Compensation Committee reviews the executive compensation levels of our named executive officers at least annually to determine positioning to the competitive market. The chief executive officer, as the manager of the executive team, assesses the named executive officers' contributions to Equinix's performance and makes a recommendation to the Compensation Committee with respect to any merit increase in base salary, target annual incentive compensation opportunity and equity awards for each named executive officer, other than himself. The chief executive officer, or the executive chairman in the case of the chief executive officer, recommends any adjustments to each element of compensation in light of their assessment of the competitiveness of the executive's compensation and the additional factors noted above, with the goal of paying each executive competitively based on an assessment of their overall performance and situation.

In addition to reviewing the recommendations of the chief executive officer for the compensation of his executive officer direct reports, and the

Equinix 2020 PROXY STATEMENT • COMPENSATION	29

recommendation of the executive chair with respect to the chief executive officer's compensation, the Compensation Committee also considers the factors noted above as well as the experience of its members in making a final determination on each executive officer's compensation. The Compensation Committee meets to evaluate, discuss and modify or approve these recommendations based on their own judgment. For 2019, based on the recommendations of the executive chair, the Compensation Committee conducted a similar evaluation for Mr. Meyers as the chief executive officer, and approved his compensation elements for 2019.

Members of management support the Compensation Committee in its work by preparing periodic analysis and modeling related to the compensation programs and providing frequent updates on programs that fall under the Compensation Committee's responsibility. In addition, the Compensation Committee has the exclusive authority under its charter to engage the services of independent outside counsel, consultants, accountants and other advisers to assist it in carrying out its duties. Since 2006, the Compensation Committee has engaged the services of Compensia as its independent consultant to advise it on matters related to compensation for executive officers and other key employees, and on best practices to follow as they review and make decisions on Equinix's compensation programs. Equinix's chief executive officer attends most Compensation Committee meetings and reviews and provides input on agendas and compensation proposals and recommendations brought before the Compensation Committee for review and approval but is not present during any discussion of his own compensation.

In connection with the 2019 compensation decisions, in Oct. 2018 Compensia presented to the Compensation Committee a detailed executive compensation analysis, assessing Equinix's current executive pay and financial performance as compared to our peer group. For our executive officers, including the named executive officers, Compensia identified any gaps between the current and target pay positioning and presented market competitive data for each position for base salary, target annual incentive compensation opportunity, long-term incentive compensation and target total direct compensation, to provide a framework and guide for making individual compensation decisions. Compensia also presented to the Compensation

Committee an equity compensation market review, comparing the practices of our peer group in terms of equity usage and equity program design.

In Dec. 2018, Compensia provided the Compensation Committee with "tally sheets" outlining the total dollar compensation paid to each named executive officer in 2015-2018, including base salary, annual incentive compensation, long-term equity compensation and other compensation. The Compensation Committee used the tally sheet information as a basis for understanding the potential impact of recommended changes to the elements of our executive compensation program and to evaluate the degree to which unvested shares of our common stock held by a named executive officer encouraged retention.

2019 Compensation Decisions

In Feb. 2019, the Compensation Committee considered executive compensation program design considerations and recommendations and approved compensation for the named executive officers for their roles at that time, including the compensation elements for Mr. Meyers.

In Feb. 2019, Ms. Morandi was appointed to chief human resources officer in addition to her then current positions as chief legal officer and corporate secretary. In Apr. 2019, the Board appointed Ms. Baack to chief product officer, and Mr. Strohmeyer to chief customer and revenue officer. The Compensation Committee received detailed market data and recommendations from Compensia and also consulted with Mr. Meyers before approving enhanced compensation for these executives as described below.

Ms. Morandi's compensation was revised effective Mar. 29, 2019, to consist of the following: (a) a new base salary of $540,000 and (b) a one-time grant of 2,308 time-based RSUs.

Mr. Strohmeyer's compensation was revised effective Mar. 29, 2019, to consist of the following: (a) a new base salary of $600,000, (b) a target bonus opportunity under our 2019 annual incentive plan of up to 100% of his new base salary, pro-rated to reflect his new role for 2019, and (c) a one-time grant of 6,923 time-based RSUs.

In Oct. 2019, Ms. Baack received a one-time grant of 2,629 time-based RSUs.

Equinix 2020 PROXY STATEMENT • COMPENSATION	30

Compensia continues to advise the Compensation Committee on an ongoing basis, and a representative from the firm attends most Compensation Committee meetings. In 2019, Compensia performed its annual market review of executive pay practices, perquisites and benefits, as discussed above, and director compensation. Compensia also provides routine updates to the Compensation Committee regarding legal and regulatory trends. In 2019, Compensia also provided the Compensation Committee with modeling and recommendations for Equinix's equity program. The Compensation Committee has assessed the independence of Compensia pursuant to Securities and Exchange Commission rules and concluded that Compensia's work for the Compensation Committee does not raise a conflict of interest.

PRINCIPAL ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

Base salary for the named executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation data and individual performance. In Feb. 2019, based on the executive compensation assessment from Oct. 2018 and the recommendations of Mr. Meyers as chief executive officer, the Compensation Committee determined not to change the base salary of any of for our named executive officers. Effective Mar. 29, 2019, the base salaries of Ms. Morandi and Mr. Strohmeyer were increased to the levels shown in the table below in connection with their appointment to new roles based on the increase in their responsibilities as described above under "2019 Compensation Decisions."

Name	2018 Salary	2019 Salary	Increase
Charles Meyers	$1,000,000	$1,000,000	0%

Keith Taylor	$680,000	$680,000	0%

Sara Baack	$465,000	$465,000	0%

Brandi Galvin Morandi	$520,000	$540,000[1]	3.8%

Karl Strohmeyer	$510,000	$600,000[2]	17.6%

(1)
Note that the salary of Ms. Morandi increased from $520,000 to $540,000, effective Mar. 29, 2019, in connection with her appointment as chief legal and human resources officer and corporate secretary. Her total salary for 2019, prorated to reflect her new role, can be found in the 2019 Summary Compensation Table in this proxy statement.

(2)
Note that the salary of Mr. Strohmeyer increased from $510,000 to $600,000, effective Mar. 29, 2019, in connection with his appointment as chief customer and revenue officer. His total salary for 2019, prorated to reflect his new role, can be found in the 2019 Summary Compensation Table in this proxy statement.

Annual Incentive Compensation

Annual incentive compensation for the named executive officers is linked to the attainment of Equinix's corporate growth goals and is not tied to individual performance (although the Compensation Committee retains discretion to adjust payouts based on its assessment of such additional factors, including qualitative factors, if any, that the Compensation Committee deems relevant to the assessment of individual or corporate performance). This focus on team performance at the executive level is designed to align senior leaders towards common goals. Accordingly, in Feb. 2019, the Compensation Committee adopted the 2019 annual incentive plan, pursuant to which the named executive officers were eligible to earn an annual incentive bonus to be paid in the form of fully vested RSUs. This shift from payment in cash to fully vested RSUs was designed to allow Equinix to retain more cash in the business to fund our investments and to further align the executives' incentives with our stockholders' interests. Under the 2019 annual incentive plan, the Compensation Committee assigned each named executive officer an annual target bonus opportunity based on the achievement of specific goals related to revenue and AFFO/Share that tied to the 2019 annual operating plan approved by the Board. In a change for 2019, the metric AFFO/Share was used instead

Equinix 2020 PROXY STATEMENT • COMPENSATION	31

of AFFO as a performance metric under our 2019 annual incentive plan. This change was made to further align executive and employee incentives with the interests of our stockholders by focusing management on non-dilutive growth to AFFO. The revenue goal that was set under the 2019 operating plan reflected anticipated continued growth across the global platform based on past experience, the addressable market and our available inventory. The AFFO/Share goal set under the 2019 operating plan contemplated delivery of services to customers, asset maintenance, operating leverage, investments in the business, expansions in key markets, capital markets activity and distributions to our stockholders. Because there would be no incentive plan pool if revenue and AFFO/Share were 95% or less than the operating plan target, annual incentive compensation was 100% at risk. Additionally, the payout for each named executive officer under the 2019 annual incentive plan was capped at 100% of his or her annual target bonus opportunity.

Achievement of the revenue and AFFO/Share goals at a level between 95% and 100% of the operating plan target was subject to interpolation on a straight-line basis.

Achievement of performance goals under the 2019 annual incentive plan was adjusted for fluctuations in foreign currencies against the foreign currency rates used in the 2019 budget plan and hedging activity. Other adjustments included accounting adjustments, financing adjustments, adjustments for certain acquisitions and special projects and other normalizing items not contemplated by Equinix at the time the performance goals were established. All adjustments were authorized under the 2019 annual incentive plan. Based on the comparison of the targets to the adjusted results below, Equinix funded the 2019 annual incentive plan at 114% for all employees, while capping the named executive officers and members of the executive team at 100% of their target opportunity.

Metric	Weighting	Target	Reported Results	Adjusted Results*
Revenue	50%	$5,527 million	$5,562 million	$5,564 million

AFFO/Share	50%	$22.23/Share	$22.81/Share	$22.69/Share

*
Adjusted as described above. For a reconciliation of GAAP to non-GAAP financial measures, please refer to pages 53-56 of our Annual Report on Form 10-K filed with the Securities Exchange Commission on Feb. 21, 2020.

The annual target bonus opportunity set for each named executive officer was stated in terms of a percentage of the named executive officer's base salary. In Feb. 2019, the Compensation Committee retained the same target bonus opportunities as for 2018 for each of the named executive officers. Effective Apr. 2019, Mr. Strohmeyer's target bonus opportunity was increased to 100% in connection with his appointment to chief customer and revenue officer. Under the 2019 annual incentive plan, target bonus opportunities, as a percentage of base salary, and bonus awards (calculated based on the base salary in effect at year-end) were as follows:

Name	2018 Bonus Opportunity (% Base Salary)	2019 Bonus Opportunity (% Base Salary)		2019 Bonus Award Paid (100% of Target)(2)	Number of RSUs Awarded(2)
Charles Meyers	130%	130%		$1,300,000	2,093

Keith Taylor	110%	110%		$748,000	1,204

Sara Baack	90%	90%		$418,500	673

Brandi Galvin Morandi	90%	90%		$486,000	782

Karl Strohmeyer	90%	100	%(1)	$600,000	966

(1)
Mr. Strohmeyer's bonus opportunity was increased from 90% to 100% following his appointment to chief customer and revenue officer in Apr. 2019.

(2)
This value of the bonus award was paid in the form of fully vested RSUs with the number of RSUs calculated using the closing price of Equinix's common stock on Mar. 13, 2020 ($621.09), the date the RSUs were issued. Cash was paid in lieu of any fractional shares.

Equinix 2020 PROXY STATEMENT • COMPENSATION	32

On Feb. 26, 2020, the Compensation Committee approved that the bonus targets were met under the 2019 annual incentive plan. On Mar. 13, 2020, the day the bonuses were deemed earned and paid, we converted the cash bonus of each of the named executive officers into a fully vested RSU award by dividing the bonus amount by the Equinix closing stock price on Mar. 13, 2020, which was $621.09. On the subsequent trading day, Mar. 16, 2020, depending on each named executive officer's election, the shares were sold, either in whole or in part, according to planned selling and/or to cover the related tax withholding obligation. Due to the unprecedented volatility in the stock market resulting from the COVID-19 pandemic, the Equinix share price on Mar. 16, 2020 ranged from $530 to $586.28 resulting in an immediate loss to the named executive officers to a degree not foreseen when the Compensation Committee adopted the 2019 annual incentive plan and determined to pay incentives in RSUs, rather than cash. In recognition of the uniquely challenging time, the Compensation Committee approved one-time cash payments equal to the price differential between the stock price on Mar. 13, 2020 ($621.09), and the price at which shares were sold on Mar. 16, 2020, for each of the shares sold on behalf of the named executive officers and other employees who received RSUs in lieu of cash under the 2019 annual incentive plan. These one-time payments were as follows:

Name	2020 One-Time Cash Payments
Charles Meyers	$113,907

Keith Taylor	$65,237

Sara Baack	$37,794

Brandi Galvin Morandi	$39,064

Karl Strohmeyer	$54,081

Such payments will be reflected in the 2020 Summary Compensation Table in next year's proxy statement.

Long-Term Equity Compensation

The Compensation Committee believes that stock awards with performance-based vesting encourage executive performance by focusing on long-term growth and profitability, which it believes are the primary drivers of stockholder value creation. Generally, a market competitive equity award is made in the year that an executive officer commences employment with Equinix. Thereafter, additional "refresh" awards are generally made during the first quarter of each year. The size of each award is based upon consideration of a number of factors, including consideration of the individual's position with Equinix, their potential for future responsibility and promotion, their individual performance in the recent period, Equinix's performance in the recent period, the competitive marketplace trends, internal equity and the retention value of unvested shares held by the individual at the time of the new grant. Our equity awards also accrue dividend equivalents, which vest on the same schedule as the underlying award and are settled in cash, and therefore no dividend equivalents are paid on awards unless and until the underlying award becomes earned and vested.

In Feb. 2019, the Compensation Committee discussed long-term incentive compensation awards in the form of RSUs for the named executive officers as follows:

•
An award based on revenue and AFFO/Share performance (the "Revenue-AFFO/Share Performance-Based Award") to focus management on revenue growth and on non-dilutive growth to AFFO

•
An award based on relative TSR (the "TSR Performance-Based Award") as a means of further aligning management incentives and stockholder interests

•
A time-based award (the "Time-Based Award") as appropriate retention balance with our performance-based awards, while still tying executives' interests to our stock price performance over the vesting schedule

The Compensation Committee determined that for 2019 the allocation of the long-term incentive compensation between the three types of awards

Equinix 2020 PROXY STATEMENT • COMPENSATION	33

would be based on the target opportunity versus the maximum opportunity, as illustrated in the table below. We believe this shift to allocation at target aligns our program with market practices and is more consistent with the market data, allowing for better comparisons with our peers.

	2018 Weighting		2019 Weighting

Equity Award	Target	Maximum	Target	Maximum
Revenue-AFFO/Share	52.6%	50%	40%	37.5%

TSR-Performance	15.8%	25%	20%	31.3%

Time-Based	31.6%	25%	40%	31.3%

In Feb. 2019, the Compensation Committee considered the equity award design for 2019, including proposed award sizes, and granted a Revenue-AFFO/Share Performance-Based Award, a TSR Performance-Based Award and a Time-Based Award to each of the named executive officers. The following table presents the target number of shares that could/can be earned under each equity award, as follows:

Name	Revenue-AFFO/Share Performance-Based Award (#)	TSR Performance- Based Award (#)	Time-Based Award (#)
Charles Meyers	11,734	5,867	11,734

Keith Taylor	5,102	2,551	5,102

Sara Baack	3,061	1,530	3,061

Brandi Galvin Morandi	3,571	1,786	3,571

Karl Strohmeyer	3,826	1,913	3,826

Revenue-AFFO/Share Performance-Based Awards

As explained above, AFFO/Share was used as a performance metric for these Performance-Based awards instead of AFFO, which had been used in previous years. This change was made to further align executive and employee incentives with the interests of our stockholders by focusing management on non-dilutive growth to AFFO. The Revenue-AFFO/Share Performance-Based Awards were 100% at risk and could be earned only if Equinix achieved revenues greater than $5,251 million and AFFO/Share greater than $22.12 in 2019. The number of RSUs earned is determined upon certification by the Compensation Committee that Equinix had achieved at least the minimum revenue and AFFO/Share goals for 2019, subject to linear interpolation based on the degree of achievement of the revenue and AFFO/Share targets, from 0% of the award at or below the foregoing thresholds to 100% of the award (upon achievement of both revenue and AFFO/Share goals of at least $5,527 million and $22.23, respectively, tied to the annual operating plan). The maximum amount that can be earned under these awards is 120% of target. Fifty percent of any earned RSUs would vest upon the date of certification; 25% of the earned RSUs would vest on Feb. 15, 2021; and the remaining 25% of the earned RSUs would vest on Feb. 15, 2022, in each case, subject to the recipient's continued service on each vesting date. The Compensation Committee deemed the one-year performance period, followed by time-based vesting over the following two years, appropriate given the high growth orientation of the business and the practices of peer companies with whom we compete for talent.

The revenue and AFFO/Share goals were set as described above under "Annual Incentive Compensation" and performance against the goals was similarly adjusted.

In Feb. 2020, the Compensation Committee certified that we achieved adjusted revenues of approximately $5,564 million and adjusted AFFO/Share of approximately $22.69 for 2019. The certification of this performance resulted in the Revenue-AFFO/Share Performance-Based Awards being earned at 114% of the target award. Consequently, 50% of the earned shares awarded vested immediately, with the remaining shares vesting in equal 25% increments on Feb. 15, 2021 and Feb. 15, 2022, respectively.

Equinix 2020 PROXY STATEMENT • COMPENSATION	34

TSR Performance-Based Awards

The number of shares to be earned under the TSR Performance-Based Awards will be determined based on the TSR of Equinix's common stock ("EQIX") as measured against the TSR of the Russell 1000 over a three-year performance period, calculated using the 30-day trading averages for both EQIX and the Russell 1000 prior to the start (Jan. 1, 2019) and the end (Dec. 31, 2021) of the performance period. The number of RSUs vesting under the TSR Performance-Based Awards scale up or down such that the target shares increase or decrease by 2% for every 1% that Equinix's TSR exceeds or falls below the Russell 1000. The maximum number of shares that can be earned under this award is 200% of target. Vesting will occur in early 2022 upon certification by the Compensation Committee of actual TSR for the performance period, subject to the recipient's continued service through the vesting date.

Time-Based Awards

The Time-Based Awards granted in 2019 are scheduled to vest in three equal tranches on the first trading day that coincides with or follows Jan. 15th in each of 2020, 2021 and 2022, subject to the recipient's continued service on each vesting date.

One-Time Time-Based Awards

In addition to their annual long-term equity compensation awards, Ms. Baack, Ms. Morandi, and Mr. Strohmeyer were each granted a one-time RSU award in connection with their appointments to their new roles. In Oct. 2019, Ms. Baack received a grant of 2,629 time-based RSUs in connection with her new role as chief product officer. A total of 16.67% of the RSUs will vest on the first trading day that coincides with or follows Mar. 1, 2020 with an additional 16.67% of the RSUs vesting each Sept. 1st and Mar. 1st thereafter, until fully vested on Sept. 1, 2022, subject to Ms. Baack's continued service on each vesting date.

In Mar. 2019, Ms. Morandi received a grant of 2,308 RSUs, with one-third of the RSUs vesting on the first trading day that coincides with or follows Jan. 15 of each of 2020, 2021 and 2022, subject to Ms. Morandi's continued service on each vesting date.

In Mar. 2019, Mr. Strohmeyer received a grant of 6,923 RSUs, with one-third of the RSUs vesting on the first trading day that coincides with or follows Jan. 15 of each of 2020, 2021 and 2022, subject to Mr. Strohmeyer's continued service on each vesting date.

Severance, Change-in-Control and Other Post-Employment Programs

As described in detail under "Potential Payments Upon Termination or Change-in-Control" in this proxy statement, we entered into a severance agreement as a part of each named executive officer's offer of employment which provides for a cash severance payment and benefits in the event his or her employment is terminated for any reason other than cause or he or she voluntarily resigns under certain circumstances as described in the agreement. In 2019, we entered into new severance agreements with each of our named executive officers and other executive officers to provide for greater benefits in the event of a qualifying termination of employment that occurs after a change-in-control of Equinix to better align these benefits with the market. In the case of Mr. Meyers, Mr. Taylor, and Ms. Morandi, these agreements provide for severance payments and benefits if a qualifying termination of employment occurs, including in connection with a change-in-control. In the case of Mr. Strohmeyer and Ms. Baack, these agreements provide for severance payments and benefits only if a qualifying termination of employment occurs in connection with a change-in-control. None of the severance agreements with the named executive officers provide for the payment of severance payments or benefits if the executive voluntarily resigns at any time within four months following a change-in-control of Equinix. This "stay-put" clause was requested by the Compensation Committee to ensure that the named executive officers stay to assist with any transition after a change-in-control. Any voluntary resignation must occur within 18 months following the initial existence of the event constituting good reason. All of the severance agreements have a three-year term and none provide for tax gross-ups. The severance program is a competitive element of executive recruitment and compensation and allows for a temporary source of income in the event of an executive officer's involuntary termination of employment. In addition, in the case of executive officers with agreements that provide for payments

Equinix 2020 PROXY STATEMENT • COMPENSATION	35

or benefits contingent on a change-in-control, the program is also designed to keep these executive officers focused on a transaction designed to benefit stockholders, even if a job loss may result.

All RSU awards granted to our named executive officers are subject to double trigger accelerated vesting in connection with a change-in-control of Equinix. This means that 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents, will automatically vest if (i) a change-in-control of Equinix occurs and (ii) the executive incurs either an involuntary termination of employment at any time within 12 months following the change-in-control or a voluntary resignation for good reason at any time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control, provided, that, any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason. In Oct. 2019, we entered into an agreement with each of our named executive officers and other executive officers to amend the terms of their outstanding RSU awards to increase the accelerated vesting percentage to 100% from 50% and add the 18-month time restriction for a voluntary resignation for good reason. These changes were intended to better align our program to the competitive market. We believe the provision for acceleration of equity awards in connection with employment terminations around a change-in-control protects the stockholders' interests by encouraging our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction, and by neutralizing bias the executive officers might have in evaluating acquisition proposals that could result in a loss of equity compensation. In addition, we believe that the events triggering payment, both a change-in-control and an involuntary termination of employment, and then only when there is no misconduct by the executive officer, are reasonable hurdles for the ensuing rewards.

As further described under "Equity Vesting Acceleration" in this proxy statement, if a change-in-control of Equinix occurs and the surviving corporation refuses to assume outstanding RSU awards or replace them with comparable awards, 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents, will automatically vest.

RSU awards granted to our employees, including our named executive officers, vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided however, in the case of performance RSUs, that the RSUs have been earned based on actual performance results as certified by the Board or a committee thereof.

Benefits and Perquisites

Retirement, life, health and other welfare benefits at Equinix are the same for all eligible employees, including the named executive officers, and are designed to be aligned to our competitive market. Equinix shares the cost of health and welfare benefits with all of our eligible employees and offers an employer matching contribution to participant contributions to our 401(k) plan, for which all employees, including the named executive officers, are eligible. In 2019, the maximum match was $8,250. In addition, the Compensation Committee has approved an Executive Physical Program to proactively manage health risks for our executive officers.

In connection with his appointment as chief executive officer and president and to facilitate his relocation to our corporate headquarters located in Redwood City, CA. Mr. Meyers was reimbursed for certain expenses relating to travel to our headquarters pending his permanent move.

In 2019, our named executive officers had family accompany them in travel and/or to certain company events in limited circumstances. Certain of our named executive officers are offered Global Services membership with United Airlines at no additional cost to Equinix.

None of our named executive officers received tax gross-ups or other amounts during 2019 for the payment of taxes in connection with any compensation payments.

For a complete summary of perquisites received by the named executive officers in 2019 see the 2019 Summary Compensation Table elsewhere in this proxy statement.

Equinix 2020 PROXY STATEMENT • COMPENSATION	36

TAX AND ACCOUNTING CONSIDERATIONS

Tax Considerations

Section 162(m) of the Internal Revenue Code ("Section 162(m)") places a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any one year with respect to certain "covered employees." Prior to the passage of the Tax Cuts and Jobs Act on Dec. 22, 2017, there was an exemption to the $1 million limitation for performance-based compensation meeting certain requirements.

With the enactment of the Tax Cuts and Jobs Act, the Section 162(m) performance-based compensation exemption has been repealed, subject to limited transition relief for certain written binding contracts in effect on Nov. 2, 2017, and the covered employees include our chief executive officer, chief financial officer and three other most highly compensated executive officers, as well as any individual who is a covered employee for 2017 or any subsequent calendar year. Accordingly, for 2018 and later years, compensation in excess of $1 million paid to our covered named executive officers generally will not be deductible and no assurances can be given that compensation payable under certain of our compensation programs which were intended to qualify for the performance-based exception will in fact be deductible.

While the Compensation Committee may consider tax deductibility as one of several relevant factors in determining executive compensation, to maintain flexibility in compensating our named executive officers, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. We do not expect that the elimination of Section 162(m)'s performance-based compensation exemption to cause a substantial impact to our income tax provision.

Accounting Considerations

Base salary and annual incentive compensation are recorded as an expense for financial reporting purposes by Equinix over the period the services are rendered by the individual employees. In terms of long-term equity compensation, the fair value of RSU awards, determined as of their grant date, is amortized as an expense for financial reporting purposes over the awards' vesting period.

Compensation Committee Report

Equinix's Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Irving Lyons III, Chairperson
Scott Kriens
William Luby
Sandra Rivera

Equinix 2020 PROXY STATEMENT • COMPENSATION	37

Executive compensation tables and related information

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to, earned by, or paid to each individual who served as Equinix's "principal executive officer" or Equinix's "principal financial officer" during the fiscal year, and Equinix's three other most highly compensated executive officers for the fiscal year (collectively, our "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Charles Meyers	2019	1,000,000	—	15,477,843	59	97,694	(3)	16,575,596

Chief Executive Officer & President	2018	760,308	—	10,017,345	859,834	322,943		11,960,430

	2017	623,231	—	4,813,922	632,000	7,950		6,077,103

Keith Taylor	2019	680,000	—	6,912,204	208	8,250	(3)	7,600,662

Chief Financial Officer	2018	675,385	—	4,934,458	710,600	7,950		6,328,393

	2017	639,231	—	4,813,922	650,000	7,950		6,111,103

Sara Baack	2019	352,692	—	5,606,481	506	8,250	(3)	5,967,929
Chief Product Officer(4)

Brandi Galvin Morandi	2019	534,615	—	5,846,224	308	7,100	(3)	6,388,247
Chief Legal & Human Resources Officer(5)

Karl Strohmeyer	2019	575,769	—	8,359,947	27	8,250	(3)	8,943,993

Chief Customer & Revenue Officer(6)	2018	504,615	—	3,287,898	436,050	7,950		4,236,513

	2017	471,154	—	3,209,054	404,000	7,950		4,092,158

(1)
Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2019, includes the following stock awards granted to our named executive officers: (a) performance-based stock awards tied to revenue and AFFO/Share performance for fiscal 2019, for which the amounts in this column were determined assuming earning of 100% of the maximum grant date fair value, which was determined to be the probable outcome at the time of grant; (b) performance-based stock awards tied to relative Total Stockholder Return (TSR), for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the three-year performance period for such awards; (c) service-based stock awards; and (d) performance-based bonus awards earned under the 2019 annual incentive plan and required to be paid in the form of fully vested RSUs, for which the amounts in this column represent a payout at 100% of the target bonus for each named executive officer (except for any fractional RSUs that were paid in cash, the dollar amount of which is shown in the "Non-Equity Incentive Plan Compensation" column) as described in footnote 2. For Ms. Baack, Ms. Morandi and Mr. Strohmeyer the amount shown for 2019 includes service-based awards granted in Oct. 2019, Mar. 2019 and Mar. 2019, respectively, in connection with their promotions and/or role changes in 2019. See Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 21, 2020 for a discussion of the assumptions made by Equinix in determining the values of our equity awards.

(2)
The 2019 annual incentive plan provided for payment of bonuses based on performance, but for 2019 (unlike 2018 and 2017), amounts earned by the named executive officers were required to be paid in fully vested RSUs (with any fractional RSUs being paid in cash), rather than payment of the entire bonus in cash. The portion of the bonus payable in the form of RSUs that was earned under the 2019 annual incentive plan is included in the "Stock Awards" column for 2019 and the cash amount paid in respect of fractional RSUs is included in the "Non-Equity Incentive Plan Compensation" column for 2019. On Feb. 26, 2020, the Compensation Committee determined that the bonuses under the 2019 annual incentive plan for the named executive officers would be paid at 100% of target (as adjusted to reflect any salary and target bonus percentage changes during 2019) based on actual performance in the following amounts: $1,300,000 (Meyers), $748,000 (Taylor), $418,500 (Baack), $486,000 (Morandi) and $600,000 (Strohmeyer). The portion of these bonus amounts that was paid in fully vested RSUs is included in the "Stock Awards" column for 2019 (with the dollar value of any fractional RSUs that were paid in cash shown in the "Non-Equity Incentive Compensation" column). On Mar. 13, 2020, the following number of fully vested RSUs was issued to each named executive officer in payment of the 2019 bonus awards: 2,093 (Meyers), 1,204 (Taylor), 673 (Baack), 782 (Morandi) and 966 (Strohmeyer) (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on Mar. 13, 2020). The performance criteria and other terms of the 2019 annual incentive plan are discussed in greater detail in "Compensation Discussion and Analysis" in this proxy statement.

(3)
Amounts include matching contributions made by Equinix to the named executive officers' respective 401(k) plan accounts. All Equinix U.S. employees are eligible for our 401(k)-plan matching program. For Mr. Meyers, includes reimbursement for certain expenses totaling approximately $81,314 relating to travel to our headquarters in Redwood City, CA pending his permanent relocation in addition to benefits under the executive physical program and spousal travel to a company-sponsored event.

Equinix 2020 PROXY STATEMENT • COMPENSATION	38

  Mr. Meyers also had family accompany him in travel and/or to certain company events in limited circumstances at no incremental cost to Equinix. For other individuals, the amount shown excludes personal benefits totaling less than $10,000.

(4)
Effective Apr. 12, 2019, Ms. Baack was appointed to chief product officer. Ms. Baack was not a named executive officer for 2018 or 2017.

(5)
Effective Feb. 8, 2019, Ms. Morandi was appointed to chief legal and human resources officer. Ms. Morandi was not a named executive officer for 2018 or 2017.

(6)
Effective Apr. 12, 2019, Mr. Strohmeyer was appointed to chief customer and revenue officer.

Equinix has not entered into employment agreements with any of the named executive officers, other than at-will offer letters. Equinix has entered into severance agreements pursuant to which each named executive officer is entitled to cash severance upon certain terminations of employment, and our named executive officers are also entitled to equity vesting acceleration benefits in connection with certain terminations of employment and a change-in-control of Equinix, as well as if, in a change-in-control, the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards. See the section entitled "Potential Payments upon Termination or Change-in-Control" elsewhere in this proxy statement for detailed information.

Equinix does not have defined benefit pension plans or non-qualified deferred compensation plans for the named executive officers.

2019 GRANTS OF PLAN-BASED AWARDS

The table below sets forth each non-equity incentive plan award and equity award granted to Equinix's named executive officers during or in respect of fiscal year 2019.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option

Name	Grant Date		Approval Date		Target/Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(1)	Awards(2) ($)
Charles Meyers	02/22/2019	(3)	02/22/2019			—	11,734	14,081		6,034,272

	02/22/2019	(4)	02/22/2019			1,173	5,867	11,734		3,115,142

	02/22/2019	(5)	02/22/2019						11,734	5,028,488

	03/13/2020	(7)	02/26/2020	(7)					2,093	1,299,941

Keith Taylor	02/22/2019	(3)	02/22/2019			—	5,102	6,122		2,623,522

	02/22/2019	(4)	02/22/2019			510	2,551	5,102		1,354,479

	02/22/2019	(5)	02/22/2019						5,102	2,186,411

	03/13/2020	(7)	02/26/2020	(7)					1,204	747,792

Sara Baack	02/22/2019	(3)	02/22/2019			—	3,061	3,673		1,574,027

	02/22/2019	(4)	02/22/2019			306	1,530	3,061		812,634

	02/22/2019	(5)	02/22/2019						3,061	1,311,761

	10/31/2019	(6)	10/31/2019						2,629	1,490,065

	03/13/2020	(7)	02/26/2020	(7)					673	417,994

Brandi Galvin Morandi	02/22/2019	(3)	02/22/2019			—	3,571	4,285		1,836,294

	02/22/2019	(4)	02/22/2019			357	1,786	3,571		948,029

	02/22/2019	(5)	02/22/2019						3,571	1,530,316

	03/29/2019	(5)	03/29/2019						2,308	1,045,893

	03/13/2020	(7)	02/26/2020	(7)					782	485,692

Karl Strohmeyer	02/22/2019	(3)	02/22/2019			—	3,826	4,591		1,967,427

	02/22/2019	(4)	02/22/2019			383	1,913	3,826		1,015,726

	02/22/2019	(5)	02/22/2019						3,826	1,639,594

	03/29/2019	(5)	03/29/2019						6,923	3,137,227

	03/13/2020	(7)	02/26/2020	(7)					966	599,973

(1)
Our 2019 annual incentive plan provided for payment of bonuses based on the achievement by Equinix of the revenue and AFFO/Share goals in its 2019 operating plan with amounts earned by the named executive officers to be paid in the form of fully vested RSUs and any fractional shares being paid in cash. Because each individual's target bonus is a specified percentage of base salary, the target bonus amount is based on the annual base salary in effect at the end of the year when bonuses are calculated, with the exception that the target bonus for each of Mr. Strohmeyer and Ms. Morandi is calculated on a pro-rata basis to reflect their respective base salary and, in the case of Mr. Strohmeyer, target bonus, in each case, prior to and following the appointment to their new roles in 2019. On Feb. 26, 2020, the Compensation Committee determined that the bonuses under the 2019 annual incentive plan for the named executive officers would be paid at 100% of target based on actual performance. The amounts shown in the "All Other Stock Awards" column of this table represent the number of RSUs that were issued on Mar. 13, 2020 with respect to the bonuses earned under our 2019 annual incentive plan (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on Mar. 13, 2020 of $621.09, rounded down to the nearest whole share). Additional information on the payment of the 2019 annual incentive plan bonuses is set out in footnote 2 to the Summary Compensation Table.

Equinix 2020 PROXY STATEMENT • COMPENSATION	39

(2)
The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See Note 1 under the Summary Compensation Table. Also see Note 13 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on Feb. 21, 2020 for a discussion of the assumptions made by Equinix in determining the grant date fair values of our equity awards.

(3)
These are performance-based RSUs eligible to be earned based on revenue and AFFO/Share goals for fiscal 2019. None of these RSUs would be earned unless Equinix achieved greater than 95% of both revenue and AFFO/Share goals for 2019, with the actual number of RSUs (ranging from the "threshold" to the "maximum" amounts in the table) based on the extent to which Equinix achieved the goals. The earned RSUs would then vest, subject to continued service as follows: 50% in Feb. 2020 and an additional 25% in each of Feb. 2021 and Feb. 2022. As further described in "Compensation Discussion and Analysis" above, in Feb. 2019, our Compensation Committee determined that the number of RSUs earned was at 114% of the target level, based on our achievement of our 2019 revenue and AFFO/Share goals.

(4)
These are performance-based RSUs eligible to be earned based on relative TSR over a three-year period. The RSUs may be earned based on achievement of relative TSR for the three-year period from 2019 through 2021, as further described above in "Compensation Discussion and Analysis." The extent to which these RSUs are earned will be determined in early 2022, at which time they will vest to the extent earned.

(5)
These time-based RSUs vest over three years in equal annual installments on Jan. 15 of each of 2020, 2021 and 2022.

(6)
These time-based RSUs vest over three years in semi-annual installments of 16.667% on Mar. 1 and Sept. 1 of each of 2020, 2021 and 2022.

(7)
Amounts in this row reflect the bonus awards payable in the form of fully vested RSUs granted under the 2019 annual incentive plan, as further explained in footnote 1 to this table and in footnote 2 to the Summary Compensation Table. The Grant Date of Mar. 13, 2020 shown is the date on which RSUs were issued to each named executive officer in payment of their 2019 bonus awards (with any fractional RSUs paid in cash), as approved by the Compensation Committee. The Approval Date of Feb. 26, 2020 shown is the date on which the Compensation Committee determined that the bonuses under the 2019 annual incentive plan for the named executive officers would be paid at 100% of target.

Equinix 2020 PROXY STATEMENT • COMPENSATION	40

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table sets forth information regarding all unvested stock awards held by each of our named executive officers as of Dec. 31, 2019. None of our named executive officers held outstanding stock options at Dec. 31, 2019.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Charles Meyers	1,725	(2)	1,006,883

	3,347	(3)	1,953,644

	13,376	(4)	7,807,571

	1,197	(5)	698,689

	2,479	(6)	1,446,992

	11,73	4(7)	6,849,136

	2,685	(8)	1,567,235

				3,720	(9)	2,171,364

				11,734	(10)	6,849,136

	7,710	(11)	4,500,327

Keith Taylor	1,725	(2)	1,006,883

	3,348	(3)	1,954,228

	5,814	(4)	3,393,632

	1,197	(5)	698,689

	2,479	(6)	1,446,992

	5,102	(7)	2,978,037

	2,685	(8)	1,567,235

				3,720	(9)	2,171,364

				5,102	(10)	2,978,037

Sara Baack	990	(2)	577,863

	1,952	(3)	1,139,382

	3,489	(4)	2,036,529

	687	(5)	401,002

	1,445	(6)	843,446

	3,061	(7)	1,786,706

	1,541	(8)	899,482

				2,170	(9)	1,266,629

				3,061	(10)	1,786,706

	2,629	(12)	1,534,547

Brandi Galvin Morandi	1,118	(2)	652,577

	2,230	(3)	1,301,651

	4,069	(4)	2,375,075

	776	(5)	452,951

	1,651	(6)	963,689

	3,571	(7)	2,084,393

	1,740	(8)	1,015,638

				2,478	(9)	1,446,409

				3,571	(10)	2,084,393

	2,308	(7)	1,347,180

Karl Strohmeyer	1,150	(2)	671,255

	2,230	(3)	1,301,651

	4,360	(4)	2,544,932

	798	(5)	465,793

	1,651	(6)	963,689

	3,826	(7)	2,233,236

	1,790	(8)	1,044,823

				2,478	(9)	1,446,409

				3,826	(10)	2,233,236

	6,923	(7)	4,040,956

Equinix 2020 PROXY STATEMENT • COMPENSATION	41

(1)
Computed in accordance with Securities and Exchange Commission rules as the number of unvested units (which include accrued dividend equivalent units) multiplied by the closing price of Equinix's common stock on the last trading day at the end of the 2019 fiscal year, which was $583.70 on Dec. 31, 2019. The actual value realized by the officer will depend on whether the award vests and the future performance of Equinix's common stock.

(2)
These performance-based units were granted in fiscal 2017 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2017 revenue and AFFO goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2017, as determined in Feb. 2018, with 50% of the RSUs vesting in Feb. 2018 and 25% of the RSUs vesting in each of Feb. 2019 and Feb. 2020.

(3)
These performance-based units were granted in fiscal 2018 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2018 revenue and AFFO goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2018, as determined in Feb. 2019, with 50% of the RSUs vesting in Feb. 2019 and 25% of the RSUs vesting in each of Feb. 2020 and Feb. 2021.

(4)
These performance-based units were granted in fiscal 2019 and were eligible to be earned depending on whether and to what extent Equinix achieved both its 2019 revenue and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2019, as determined in Feb. 2020, with 50% of the RSUs vesting in Feb. 2020 and 25% of the RSUs vesting in each of Feb. 2021 and Feb. 2022.

(5)
These time-based units were granted in fiscal 2017 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2018, 2019 and 2020.

(6)
These time-based units were granted in fiscal 2018 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2019, 2020 and 2021.

(7)
These time-based units were granted in fiscal 2019 and vest, subject to continuous service throughout the vesting period, in three equal annual installments on Jan. 15 of each of 2020, 2021 and 2022.

(8)
These performance-based units were granted in fiscal 2017 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2019. The share numbers in this table represent the number of units that were earned based on actual TSR performance for this period which reflects a payout at 149.37% of the target level as determined by our Compensation Committee on Jan. 13, 2020. The units vested on January 15, 2020.

(9)
These performance-based units were granted in fiscal 2018 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2020. The share numbers in this table represent the maximum potential payout. The units, to the extent earned, will vest in early 2021 upon determination by our Compensation Committee.

(10)
These performance-based units were granted in fiscal 2019 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2021. The share numbers in this table represent the maximum potential payout. The units, to the extent earned, will vest in early 2022 upon determination by our Compensation Committee.

(11)
These time-based units were granted in fiscal 2018 and vest, subject to continuous service throughout the vesting period, in six equal semi-annual installments on Mar. 1 and Sept. 1 of each of 2019, 2020 and 2021.

(12)
These time-based units were granted in fiscal 2019 and vest, subject to continuous service throughout the vesting period, in six equal semi-annual installments on Mar. 1 and Sept. 1 of each of 2020, 2021 and 2022.

Equinix 2020 PROXY STATEMENT • COMPENSATION	42

2019 OPTION EXERCISES AND STOCK VESTED

The following table shows the number of RSUs that vested during fiscal year 2019. None of our named executive officers acquired shares upon exercise of options during fiscal year 2019.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Charles Meyers	16,326	7,216,514

Keith Taylor	12,468	5,262,384

Sara Baack	7,440	3,139,816

Brandi Galvin Morandi	8,366	3,530,798

Karl Strohmeyer	8,532	3,600,763

(1)
Value realized is based on the fair market value of our common stock on the vesting date, multiplied by the number of shares or units vested, and does not necessarily reflect proceeds actually received by the named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Severance Agreements

We have entered into severance agreements with each of our named executive officers. Under their severance agreements, Messrs. Meyers and Taylor and Ms. Morandi are entitled to benefits if Equinix terminates their employment for any reason other than cause or they voluntarily resign for good reason. To receive severance benefits following a change-in-control, Messrs. Meyers and Taylor and Ms. Morandi may not resign for good reason for a four-month period. Our other named executive officers are entitled to severance benefits only if Equinix terminates their employment for any reason other than cause within 12 months after a change-in-control or if they resign for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control.

In the event of a termination by Equinix without cause or resignation for good reason, in either case, absent a change-in-control, the severance agreements for Messrs. Meyers and Taylor and Ms. Morandi provide for the following benefits if the officer signs a general release of claims:

•
A lump sum severance payment equal to 100% of the officer's annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).

•
If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer's monthly premium under COBRA for up to the 12-month period following cessation of the officer's employment.

Under the severance agreements for all named executive officers, if (i) a change-in-control of Equinix occurs and (ii) the officer incurs either a termination without cause at any time within 12 months following the change-in-control or a resignation for good reason at any time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control, provided that any such resignation occurs within 18 months following the initial existence of the event constituting good reason, then the officer will receive the following benefits if the officer signs a general release of claims:

•
A lump sum severance payment equal to 200% of the officer's annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).

•
If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer's monthly premium under COBRA for up to the 24-month period following cessation of the officer's employment.

In addition, for qualifying terminations following a change-in-control, the named executive officers may

Equinix 2020 PROXY STATEMENT • COMPENSATION	43

be eligible for accelerated vesting of equity awards as described below under "Equity Vesting Acceleration."

The severance agreements also contain non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.

The severance agreements were entered into with the named executive officers in Oct. 2019 and have a 3-year term ending in Oct. 2022, subject to automatic renewal for additional 3-year periods unless either party gives at least 6 months' advance notice of non-renewal.

Under the severance agreements previously entered into with the named executive officers, the severance payment amount was based on 100% of the officer's annual base salary and target bonus and the health insurance coverage period was up to 12 months and the severance agreements did not include the 18-month time restriction for a voluntary resignation for good reason.

The following definitions are used in the severance agreements with our named executive officers:

•
In the case of Messrs. Meyers and Taylor and Ms. Morandi, "good reason" for purposes of their severance agreements means:

•
a material diminution in the officer's authority, duties or responsibilities;

•
a material reduction in the officer's level of compensation (including base salary and target bonus) other than pursuant to a company-wide reduction of compensation where the reduction applicable to the officer is substantially equal, on a percentage basis, to the reduction of the other executive officers; or

•
a relocation of the officer's place of employment by more than 30 miles without the officer's consent.
•
In the case of the other named executive officers, "good reason" for purposes of their severance agreements means:

•
a material diminution in the officer's authority, duties or responsibilities, provided, however, if by virtue of Equinix being acquired and made a division or business unit of a larger entity following a change-in-control, the officer retains substantially similar authority, duties or responsibilities for such division or business unit of the acquiring corporation, but not for the entire acquiring corporation, such reduction in authority, duties or responsibilities shall not constitute good reason;

•
a 10% or greater reduction in the officer's average level of compensation over the prior three calendar years, determined based on average of annual total direct compensation (meaning total target cash compensation (annual base salary plus target annual cash incentives)) for the prior three calendar years; or

•
a relocation of the officer's place of employment by more than 30 miles without the officer's consent.

•
"Cause" for purposes of the severance agreements with all named executive officers means the officer's unauthorized use or disclosure of trade secrets which causes material harm to Equinix, the officer's conviction of, or a plea of "guilty" or "no contest" to a felony or the officer's gross misconduct.

•
The definition of "change-in-control" in the severance agreements with our named executive officers is the same definition as in our 2000 Equity Incentive Plan, described below.

Equinix 2020 PROXY STATEMENT • COMPENSATION	44

The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the severance agreements described above as if their employment terminated upon a qualifying termination on Dec. 31, 2019, the last business day of the last fiscal year.

	Involuntary Termination Absent Change-In-Control(1)				Involuntary Termination Following Change-in-Control(2)

Name	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(4) ($)	Total ($)	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(5) ($)	Total ($)
Charles Meyers	1,000,000	1,300,000	41,460	2,341,460	2,000,000	2,600,000	82,920	4,682,920

Keith Taylor	680,000	748,000	23,454	1,451,454	1,360,000	1,496,000	46,908	2,902,908

Sara Baack	—	—	—	—	930,000	837,000	43,918	1,810,918

Brandi Galvin Morandi	540,000	486,000	21,959	1,047,959	1,080,000	972,000	43,918	2,095,918

Karl Strohmeyer	—	—	—	—	1,200,000	1,200,000	82,920	2,482,920

(1)
Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause, in either case, absent a change-in-control of Equinix.

(2)
Assumes a change-in-control of Equinix followed by a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause. Excludes accelerated vesting for a qualifying termination following a change-in-control under our equity award documents as described below.

(3)
The amounts in these columns are based on the officer's 2019 base salary at the rate in effect at year-end.

(4)
The amounts in this column represent the cost of the executive's monthly health care premium under COBRA for a 12-month period.

(5)
The amounts in this column represent the cost of the executive's monthly health care premium under COBRA for a 24-month period.

Equity Vesting Acceleration

Pursuant to our 2000 Equity Incentive Plan, upon a change-in-control of Equinix, if the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards, each equity award will become fully vested. If equity awards are assumed, our named executive officers' awards have the following provisions:

•
If the named executive officer's employment is terminated without cause within 12 months after a change-in-control or in the event of a voluntary resignation for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control, provided, that, any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason, then RSU awards will vest as to 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents.

•
In the event of a change-in-control before the end of the performance period of the RSU awards based on financial performance, each such award shall no longer be dependent on achievement of the financial performance goals, but shall instead convert to a time-based award with 50% of the target number of RSUs under the award vesting on Feb. 15 of the following year and 25% vesting on each Feb. 15 thereafter.

•
Our performance-based RSUs dependent on TSR performance will be deemed to be earned at the change-in-control based on performance for a shortened period ending before the change-in-control, but subject to time-based vesting through the end of the original performance period.

•
RSU awards granted to our employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to his or her estate; provided, however, in the case of performance RSUs, that the RSUs have been earned based on actual

Equinix 2020 PROXY STATEMENT • COMPENSATION	45

  performance results, as certified by the Board or a committee thereof.

The following definitions apply to our named executive officers' equity awards:

•
a "change-in-control" includes:

•
a merger of Equinix after which our stockholders own less than 50% of the surviving corporation or its parent company;

•
a sale of all or substantially all of our assets;

•
a proxy contest that results in the replacement of more than half of our directors over a 24-month period; or

•
an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Equinix, such as a holding company owned by our stockholders.

The definitions of "cause" and "good reason" for purposes of the RSUs are generally the same as in the severance agreements described above.

In Oct. 2019, we entered into an agreement with each of our named executive officers and other executive officers to amend the terms of their RSU awards to increase the accelerated vesting percentage to 100% from 50%, add the 18-month time restriction for a voluntary resignation for good reason and, in the case of Mr. Strohmeyer and Ms. Baack, modify the definition of total direct compensation to exclude the FASB ASC Topic 718 grant value of any equity awards as described above.

The following table estimates the value of the potential vesting acceleration of equity awards for each named executive officer in connection with a change-in-control of Equinix or qualifying termination of employment following a change-in-control. We have assumed for this purpose that both the change-in-control and termination of employment occurred on Dec. 31, 2019, the last business day of our last fiscal year.

Name	Vesting Upon Involuntary Termination Following a CIC(1)(2) ($)	Vesting if Equity Awards Not Assumed or Substituted Following a CIC(1)(2) ($)
Charles Meyers	34,850,976	34,850,976

Keith Taylor	18,195,096	18,195,096

Sara Baack	12,272,293	12,272,293

Brandi Galvin Morandi	13,723,954	13,723,954

Karl Strohmeyer	16,945,978	16,945,978

(1)
"CIC" means a change-in-control of Equinix.

(2)
The value was calculated by multiplying the number of unvested awards as of Dec. 31, 2019 by $583.70, which was the closing price of Equinix's common stock on Dec. 31, 2019, the last trading day of the year. For awards subject to meeting revenue and AFFO performance criteria for the year ended Dec. 31, 2019, the calculation of the unvested portion reflects the actual performance for such year at 114% of the maximum level. For awards subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2019, assumes the actual performance for such award at 149.37% of the target award. For awards subject to meeting relative TSR goals for the three-year periods ending Dec. 31, 2020 and Dec. 31, 2021, assumes the maximum amount would have been earned based on a shortened performance period ending Dec. 31, 2019, if a change-in-control had occurred at such time.

Equinix 2020 PROXY STATEMENT • COMPENSATION	46

Compensation policies and practices risk assessment

We conducted a risk assessment of our compensation programs and presented the results to our Compensation Committee. The Compensation Committee considered the findings of the assessment and agreed with management's conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix. Our assessment involved a review of our material compensation arrangements, policies and practices for the purpose of identifying inherent risks and program features that mitigate or eliminate those risks. Factors that support this conclusion include the following:

•
Overall mix of short- and long-term incentives, as well as a mix of fixed and variable compensation.

•
Base pay is fixed and we consider the overall range of the market data, as well as the alignment of the position in the overall market to the actual role and responsibilities, when setting base pay for all employees. Our competitive base pay supports our goal of attracting and retaining employees while still representing an efficient use of our resources. There is an annual market analysis and alignment with this objective. Individual performance is also considered in setting base pay.

•
Short-term incentive compensation is earned under our annual incentive plan, which in 2020 will be funded based upon our performance against equally weighted revenue and AFFO/Share targets. For 2020, short-term incentive compensation will be earned in the form of fully-vested RSUs. We mitigate the risk of manipulation of financial results through a combination of strict internal controls and plan design, including a cap on bonus payouts and the fact that actual payouts can be modified for individual performance. In addition, for our executives, short-term incentive compensation represents a modest portion of total compensation.

•
Long-term incentive compensation consists of RSUs. For non-executives, RSUs are granted with time-based vesting. For executives, RSUs are granted with both performance and time-based vesting elements. These awards comprise the greatest portion of total compensation for our executives. Individual performance is considered in sizing the awards and award sizes are capped. For 2020, the performance elements for forty percent of an executive's annual RSU grant at target consist of both revenue and AFFO/Share achievement targets. Use of these two metrics ensures that executives are motivated to meet revenue targets while keeping costs contained. The risk of manipulation of financial results is also mitigated by strict internal controls. If the targets are met, the awards continue to vest over the next two years, offsetting the risk of short-term decision-making. The performance element for twenty percent of the RSUs at target consists of TSR achievement over a three-year period. If the three-year target is met, the awards vest fully, offsetting the risk of short-term decision-making and aligning the interests of executives with stockholders. The remaining forty percent of the RSUs at target vest based on time only to align Equinix's executive compensation program more closely to market practice.

•
In 2012, the Governance Committee approved stock ownership guidelines for our chief executive officer and his direct reports. The target ownership level for our chief executive officer is three times his annual salary; for all others the target ownership level is one time their annual salary.

•
In 2016, the Compensation Committee adopted a policy on recoupment of incentive compensation which applies to our executive officers (as defined by applicable securities laws).

•
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix's securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts.

•
Our executives and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception

Equinix 2020 PROXY STATEMENT • COMPENSATION	47

  granted by the Compensation Committee on a case-by-case basis.

•
The Compensation Committee, comprised of independent members of the Board, approves all compensation for executives in its discretion. The Compensation Committee is advised by an independent consultant.

Compensation committee interlocks and insider participation

None of the members of the Compensation Committee was at any time during the 2019 fiscal year or at any other time an officer or employee of Equinix. No executive officer of Equinix serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee of Equinix.

Equity compensation plan information

The following table provides information as of Dec. 31, 2019, with respect to shares of our common stock issuable under our existing equity compensation plans:

	A Number of securities to be issued upon exercise of outstanding options, warrants and rights		B Weighted-average exercise price of outstanding options, warrants and rights		C Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in Column A
Equity compensation plans approved by security holders	1,312,725	(1)	$0.0000	(2)	4,734,692	(3)

Equity compensation plans not approved by security holders	—		n/a		260,498

Total	1,312,725		$0.0000		4,995,190

(1)
Unissued shares subject to outstanding RSUs.

(2)
The weighted-average exercise price takes into account 1,312,725 shares under approved plans issuable upon vesting of outstanding RSUs which have no exercise price.

(3)
Includes 2,973,785 shares available for future issuance under the 2004 ESPP.

The following equity compensation plan that was in effect as of Dec. 31, 2019 was adopted without the approval of our security holders:

The Equinix, Inc. 2001 Supplemental Stock Plan (the "2001 Plan") was adopted by the Board on Sept. 26, 2001. We initially reserved 1,494,275 shares of common stock for issuance under the 2001 Plan, under which non statutory stock options and restricted shares may be granted to non-executive officer employees and consultants of ours or any parent or subsidiary corporation. Options granted under the 2001 Plan must have an exercise price equal to no less than 85% of the fair market value on the date of grant; however, as of Dec. 31, 2019, all options granted under the 2001 Plan had an exercise price equal to 100% of the fair market value on the date of grant. As of Dec. 31, 2019, options to purchase zero shares of common stock were outstanding under the 2001 Plan, 260,498 shares remained available for future grants, and options covering 1,233,777 shares had been

Equinix 2020 PROXY STATEMENT • COMPENSATION	48

exercised. Pursuant to the 2001 Plan, upon a change-in-control of Equinix, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award. The Board may amend or terminate the 2001 Plan at any time, and on Apr. 23, 2020, the Board adopted resolutions to terminate the 2001 Plan, effective as of the approval by our stockholders of the Equinix, Inc. 2020 Equity Incentive Plan. If our stockholders approve the Equinix, Inc. 2020 Equity Incentive Plan pursuant to our request in proposal 3 below, no future awards may be granted under the 2001 Plan and the shares remaining available for grant under the 2001 Plan will be retired.

CEO to median employee pay ratio

Our CEO to Median Employee Pay Ratio is approximately 124:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees (the "Median Employee") by applying the same methodology used for fiscal year 2018. Accordingly, we examined the calendar year total cash compensation between Jan. 1, 2019 and Dec. 31, 2019 (using Dec. 31, 2019 as the "Median Employee Determination Date"), including salary or wages plus overtime and any cash incentive compensation paid during 2019, for generally all individuals, excluding our chief executive officer, who were employed by us (including our consolidated subsidiaries) on the Median Employee Determination Date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the "de minimis exemption" as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the Median Employee Determination Date.

For employees on a leave of absence we calculated compensation on an annualized basis. However, we did not include employees who were absent on an unpaid leave of absence and received no salary or wages for the entire measurement period, i.e., all of 2019 (30 employees).

For employees hired between Jan. 1, 2019 and the Median Employee Determination Date we calculated their salary or wages as if they had been employed for the entire measurement period.

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees was 8,518 on the Median Employee Determination Date, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the Median Employee, we used the de minimis exemption to exclude the following approximate numbers of employees who are employed in the following countries: Bulgaria (19 employees), China (76 employees), Colombia (29 employees), India (2 employees), Indonesia (2 employees), Italy (45 employees), Oman (1 employee), Poland (157 employees), Portugal (15 employees), South Korea (20 employees) and Turkey (24 employees).

After identifying the Median Employee based on the methodology above, we calculated annual total compensation for such Median Employee using the same methodology we use to calculate the amount reported for our named executive officers in the "Total" column of the 2019 Summary Compensation Table, set forth elsewhere in this proxy statement.

As disclosed in the 2019 Summary Compensation Table, the annual total compensation for fiscal year 2019 for our chief executive officer was $16,575,596. The annual total compensation for the Median Employee for fiscal year 2019 was $133,688. The resulting ratio of our chief executive officer annual total compensation to the annual total compensation of our Median Employee for fiscal year 2019 is approximately 124:1.

Equinix 2020 PROXY STATEMENT • COMPENSATION	49

Proposal—3 Approval of the Equinix, Inc. 2020 Equity Incentive Plan

Equinix is asking stockholders to approve the Equinix, Inc. 2020 Equity Incentive Plan (the "Plan"). On the recommendation of our Compensation Committee (the "Committee"), on Apr. 23, 2020, our Board approved the Plan, subject to stockholder approval. The Plan replaces our existing Equinix, Inc. 2000 Equity Incentive Plan (the "Prior Plan") and if the Plan is approved by our stockholders and becomes effective, no future awards will be granted under the Prior Plan. Additionally, if the Plan is approved by our stockholders and becomes effective, our 2001 Plan and our 2000 Director Option Plan will both terminate, no future awards will be granted under either plan and all shares remaining available for issuance under such plans will be retired and will not be transferred to the Plan. If the Plan is not approved by our stockholders, then the Plan will not become effective and the Prior Plan will continue in full force and effect for as long as shares remain available for issuance thereunder, as will the 2001 Plan and the 2000 Director Option Plan.

An initial pool of 4,000,000 shares of our common stock will be authorized for issuance under the Plan, plus certain shares that were not issued under the Prior Plan, as described below under "Shares Available." The Plan will continue until the Board terminates the Plan pursuant to its terms; however, no incentive stock options ("ISOs") may be granted more than 10 years after the date the Board approved the Plan.

Stockholder approval of the Plan is necessary in order for us to (i) meet the Nasdaq Global Select Market stockholder approval requirements, (ii) be permitted to grant ISOs under the Plan, and (iii) obtain ratification of a Board-approved limit on the aggregate annual compensation payable to our non-employee directors.

Board Recommendation

The Board considers equity compensation to be an important part of our pay-for-performance philosophy and a critical tool for attracting, motivating and retaining employees, directors and consultants in the markets in which we compete for talent. By enabling us to continue granting equity awards to our eligible employees, directors and consultants, the Plan is intended to promote the long-term success and enhance the value of Equinix.

Based on the amount of awards granted in the past, the shares remaining available for awards under the Prior Plan will likely be insufficient to satisfy our equity compensation needs beyond calendar year 2020. As discussed above under "Equity compensation plan information," we also have only a small number of shares remaining available under the 2001 Plan, which permits grants only to non-executive officer employees and consultants, as well as under our 2000 Director Option Plan, which provided for automatic option grants to our non-employee directors until Dec. 18, 2008 when the Board replaced such grants with restricted stock units under the Prior Plan. Therefore, if our stockholders do not approve the Plan, we may not be able to continue to grant equity awards at competitive levels, which we believe will negatively affect our ability to recruit and retain highly qualified employees, directors and consultants. This could place us at a competitive disadvantage and hamper our growth.

In developing our equity compensation programs, the Committee and the Board evaluate our corporate and equity plan governance practices and carefully consider the potential dilutive impact on stockholders. Accordingly, the Plan seeks to implement equity plan governance changes intended to address stockholder interests, while also enabling us to continue offering our equity compensation program, which we consider necessary for our success in the market.

Therefore, the Board believes that it is in the best interests of Equinix and our stockholders to approve the Plan and recommends approval of the Plan by our stockholders.

Equinix 2020 PROXY STATEMENT • COMPENSATION	50

Status of the Prior Plan and Request for Shares under the Plan

As of Dec. 31, 2019, 1,255,261 shares were available for future awards under the Prior Plan (assuming all shares were issued under outstanding awards). As noted above, upon stockholder approval of the Plan, no further awards will be granted under the Prior Plan and any of such shares remaining available under the Prior Plan will be transferred to the Plan. Further, shares under outstanding Prior Plan awards that are not issued due to termination, expiration or lapse of the awards will become available for issuance under the Plan.

In determining the number of shares to allocate to the Plan, the Board and Committee analyzed various metrics, including the "net burn rate" at which we have granted equity awards in the past, our prospective equity compensation requirements and the potential dilutive impact of the proposed share reserve under the Plan. We have calculated that the average "net burn rate" for awards that we granted in the last three fiscal years is approximately 0.7%. For this purpose, "net burn rate" is (i) the number of awards granted (restricted stock units) minus the number of awards cancelled divided by (ii) the weighted average number of shares of common stock outstanding, without applying any multiplier to the number of restricted stock units granted.

The potential dilution to current stockholders that could result from the future issuance of shares reserved under the Plan would be approximately 5.9%. Here, dilution is calculated as a percentage, where the numerator is the sum of the 4,000,000 shares reserved under the Plan for granting of equity awards and 1,255,261 shares subject to outstanding awards under the Prior Plan, and the denominator is the number of our shares of common stock outstanding.

After considering the foregoing, we forecasted that our total share reserve resulting from this proposal would be appropriate to satisfy expected equity compensation needs for approximately five years, based on our current compensation design and historical grant patterns. However, the amount of shares granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the market price of Equinix's common stock on the future dates of grant, the volatility of the stock, the growth of our employee population, and prevailing market conditions.

Key Governance Terms and Practices under the Plan

The Plan allows us to grant cash and equity-based incentive awards to employees, consultants and directors of Equinix and any of its parents and subsidiaries as incentives and rewards for superior performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are as follows:

•
No Liberal Share Recycling. Shares will not be added back to the available pool of shares authorized under the Plan when shares are (i) tendered or withheld in payment of the exercise price of a stock option or other award, (ii) withheld for taxes, (iii) purchased with the proceeds of an option exercise or (iv) subject to a stock appreciation right ("SAR") but not issued upon settlement thereof.
•
Limitation on Payment of Dividends or Equivalents. The Plan prohibits the payment of dividends or dividend equivalents in any form prior to the vesting of any award.

•
No "Single Trigger" Change-in-Control Provisions. Under the Plan, the vesting of awards does not accelerate upon a change in control of Equinix unless the acquiring company does not assume the awards.

•
No Repricing or Replacement of Options or SARs. The Plan prohibits, without stockholder approval, the amendment of options or SARs to reduce the exercise price or the replacement of options or SARs with awards with a lower exercise price, and the replacement of an option or SAR with cash or any other award when the

Equinix 2020 PROXY STATEMENT • COMPENSATION	51

  price per share of the option or SAR, as applicable, exceeds the fair market value of the underlying shares.

•
No In-the-Money or Reload Options. The Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of a share of our common stock on the date of grant, except as provided for Substitute Awards (as defined below). Stock options with a reload feature will not be granted under the Plan.
•
Non-Employee Director Compensation Limit. The Plan limits the aggregate amount of compensation payable to an individual as compensation for services as a non-employee director in a calendar year, whether in cash or in equity.

•
No "Evergreen" Provision. The Plan provides for a fixed number of shares available for grant and does not provide for any automatic increase of available shares for future issuances.

SUMMARY OF THE PLAN

The principal features of the Plan are summarized below. This summary is not a complete description of the Plan and is qualified in its entirety by reference to the Plan which is attached to this proxy statement as Appendix A.

Administration

The Plan will generally be administered by the Committee, unless otherwise determined by the Board. However, the Committee may delegate to a committee of one or more members of the Board or one or more of the company's officers the authority to grant or amend awards to participants other than the company's senior executives who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the full Board will administer the Plan with respect to awards made to non-employee directors. The Committee and the Board, as applicable, are sometimes referred to herein as the "Administrator." The Administrator has authority to interpret the Plan and all award agreements, and to adopt rules for the administration, interpretation and application of the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any award agreement, subject to certain limits set forth in the Plan.

Eligibility

Persons eligible to participate in the Plan include all non-employee members of the Board, as well as employees and consultants of Equinix and its parents and subsidiaries, as determined by the Administrator. Only employees of Equinix or a parent or subsidiary may receive ISOs under the Plan. As of Mar. 31, 2020, approximately 12,013 persons, including 8,838 employees, six executive officers, nine outside directors and approximately 3,160 consultants, were eligible to participate in the Plan.

Shares Available

The maximum number of shares of Equinix common stock available for issuance under the Plan is equal to the sum of (i) 4,000,000 shares and (ii) any shares which as of the effective date of the Plan are available for issuance under the Prior Plan, plus (iii) any shares that are subject to previously granted awards under the Prior Plan that terminate, expire or lapse on or after the effective date of the

Plan; provided that no more than 4,000,000 shares may be issued upon the exercise of ISOs. The shares may be authorized but unissued shares, treasury shares or shares purchased in the open market.

If any shares subject to an award under the Plan are forfeited or expire or an award under the Plan is settled for cash or is converted to shares of another person in connection with a corporate transaction, then any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or conversion, be used again for new grants under the Plan. However, any shares tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any award, shares subject to a SAR that are not issued in connection with the stock settlement of the SAR or its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of options, under the Plan, may not be used again for new grants.

Equinix 2020 PROXY STATEMENT • COMPENSATION	52

Awards granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock ("Substitute Awards") will not reduce the shares authorized for grant under the Plan and shares subject to such Substitute Awards may not be added to the Plan's share reserve if such awards are forfeited or expire.

Non-Employee Director Compensation Limit

Notwithstanding any other provision in the Plan or in any Equinix policy regarding non-employee director compensation, the maximum amount of total compensation payable to a non-employee director for services in a calendar year may not exceed $750,000, calculated as the sum of (i) the grant date fair value of all awards payable in shares and the maximum cash value of any other award granted under the Plan, plus (ii) cash compensation in the form of Board and committee retainers and meeting or similar fees. However, the foregoing limit will be increased by $200,000 as the Board deems necessary to compensate a non-employee director for service on special purpose committees or any other special service, in the Board's discretion (excluding those non-employee directors receiving such additional compensation).

Awards

The Plan provides for the grant of stock options, including ISOs, and nonqualified stock options ("NSOs"), SARs, restricted stock, restricted stock units ("RSUs"), other stock-based incentive awards, dividend equivalents, and cash-based incentive awards. All awards under the Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, performance criteria, and post-termination exercise limitations. Awards other than cash-based incentive awards generally will be settled in shares of our common stock, but the Administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options and SARs. Stock options provide for the purchase of shares of Equinix common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code of 1986, as amended (the "Code") are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, payable in shares, cash or a combination of shares and cash. The exercise price of all stock options and SARs granted pursuant to the Plan will not be less than 100% of the fair market value of Equinix common stock on the date of grant, with the exception of Substitute Awards. The exercise price of a stock option may be paid by the participant in any form permitted by the Administrator, as described below under "Payment for Awards." Stock options and SARs may be exercised as determined by the

Administrator, but in no event may have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of Equinix or any of its parents or subsidiaries, however, shall have an exercise price that is not less than 110% of the fair market value of Equinix common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. To the extent that the aggregate fair market value of ISOs that are first exercisable by an eligible individual during any calendar year exceeds $100,000, the options will be treated as NSOs to the extent required by Section 422 of the Code. The period during which a participant may have a right to vest in and exercise an option or SAR will be set by the Administrator. The Administrator may accelerate the vesting of an option, provided that no option may vest following its expiration, termination, or forfeiture.

Unless otherwise determined by the Administrator or set forth in an award agreement, an option or SAR that is unexercisable upon a participant's termination of service may not become exercisable thereafter, and such unexercisable portion will expire upon the participant's termination of service. Unless we determine otherwise, in the event that on the last business day of the term of an option (other than an ISO) or a SAR (i) the exercise of the option or SAR is prohibited by applicable law, or (ii) shares may not be purchased or sold by the applicable participant due to any insider trading policy of ours (including blackout periods), the term of the option or SAR shall be extended until the date that is 30 days after the end of the legal prohibition or black-out period; provided, in no event will the

Equinix 2020 PROXY STATEMENT • COMPENSATION	53

extension last beyond the ten-year (or shorter) term of the applicable option or SAR.

Restricted Stock. Restricted stock is an award of nontransferable shares of Equinix common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Upon the issuance of restricted stock, a participant will have all of the rights of a stockholder, including the right to receive dividends and other distributions, subject to the Administrator's discretion, and provided that any such dividends will be subject to vesting and will not be paid to the participant unless and until the restricted stock vests. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change-in-control or termination of service. Except as otherwise determined by the Administrator, in the event a participant's service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant's date of termination, or (ii) if such participant paid a price for the restricted stock award, then we will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement.

RSUs. RSUs are contractual promises to deliver shares of Equinix common stock in the future, which may also remain forfeitable unless and until specified conditions are met. A participant will have no stockholder rights unless and until the RSUs vest and shares are delivered to the participant. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral. The vesting period will be set by the Administrator. The Administrator may accelerate the vesting of restricted stock by removing any and all restrictions imposed on the award. Unless otherwise provided by the Administrator, RSUs will be settled and paid in the form of fully transferable shares, but may also be settled in cash or in a combination of shares and cash. Also, the Administrator may provide that vesting will not cease upon the occurrence of certain events, such as a change in control or termination of service.

Other Incentive Awards. Other stock or cash-based awards are awards linked to or derived from shares of Equinix common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Such awards will be paid in stock, cash, or a combination of stock and cash. These stock or cash-based awards may, but need not, be made in lieu of compensation to which a participant is otherwise entitled.

Dividends and Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Equinix common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend Equivalents that are based on dividends paid prior to the vesting of an award will be paid out to the participant only to the extent that the award vests and in no event may any award provide for a participant's receipt of any other dividends prior to the vesting of such award.

Vesting

Vesting conditions determined by the Administrator may apply to each award and may include continued service, achievement of performance goals which may be based on the performance criteria set forth in the Plan or such other criteria as determined by the Administrator, and/or other conditions.

Payment for Awards

To the extent that a participant is required to pay for any award or the shares issuable pursuant to such award, such as upon the exercise of a stock option, such payment may be made in a manner permitted by the Administrator which may include by cash, wire transfer or check, by shares (including shares issuable pursuant to the exercise of an award), by delivery of a written or electronic notice that the participant has placed a market sell order with a broker acceptable to Equinix with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Equinix, by any other form of legal consideration

Equinix 2020 PROXY STATEMENT • COMPENSATION	54

acceptable to the Administrator in its sole discretion, or any combination of such permitted forms of payment.

Certain Corporate Events

The Administrator has broad discretion to take action under the Plan, as well as to make adjustments to the number and kind of shares issuable under the Plan and the terms, conditions and exercise price (if any) of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions.

In addition, in the event of certain non-reciprocal transactions with our stockholders known as "equity restructurings," the Administrator will make equitable adjustments to the Plan and outstanding awards.

In the event of a "change-in-control" of the company (as defined in the Plan), to the extent that the surviving entity declines to assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction, all forfeiture restrictions with respect to such awards will lapse, and all performance criteria with respect to such awards will be deemed achieved to the extent provided in the participant's award agreement or any other written agreement entered into between Equinix and the participant). Upon or in anticipation of a change in control in which outstanding awards will not be replaced or assumed by the surviving entity, the Administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the Administrator in its sole discretion.

Non-U.S. Participants

The Administrator may determine which subsidiaries will be covered by the Plan and which individuals outside of the U.S. will be eligible to participate in the Plan and may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

Claw-Back Provisions

All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement, as well as to any claw-back required by applicable law or stock exchange listing rule.

Transferability of Awards

With limited exceptions for estate planning, certain beneficiary designations, the laws of descent and distribution, and transfers to permitted family member transferees under the Form S-8 rules (in the Administrator's discretion), awards under the Plan are generally non-transferable and are exercisable only by the participant.

Plan Amendment and Termination

Our Board may amend, suspend, or terminate the Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Plan, "reprices" any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No amendment, suspension, or termination of the Plan may materially and adversely affect any rights or obligations under any award previously granted or awarded without the consent of the participant, unless the award agreement expressly provides otherwise.

Fair Market Value of Shares. The fair market value of the shares of common stock on any relevant date, as defined under the Plan, is generally the closing sales price for a share as quoted on the Nasdaq Global Select Market, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If there is no closing sales price for a share on such date, then the fair market value of the shares of common stock for such date will be the closing sales price for a share on the last preceding date on which a closing sales price exists, as quoted on the Nasdaq Global Select Market. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Administrator in accordance with uniform and nondiscriminatory standards that the Administrator adopts consistent with applicable law.

Equinix 2020 PROXY STATEMENT • COMPENSATION	55

The fair market value of our shares as reported on the Nasdaq Global Select Market on April 20, 2020 was $670.75 per share.

U.S. Federal Income Tax Consequences of Awards Granted under the Plan

The following is a summary of the general U.S. federal income tax consequences applicable to equity awards under the Plan based on current U.S. federal income tax laws. The Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or consultant, or to Equinix. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant's death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Stock Options. Options granted under the Plan may be either ISOs that satisfy the requirements of Section 422 of the Code or NSOs that are not intended to meet such requirements. The U.S. federal income tax treatment for the two types of options differs, as follows:

ISOs. No taxable income is recognized by the participant at the time the option is granted or exercised. However, the excess of the fair market value of the purchased shares over the exercise price paid for the shares generally is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the stock received as a result of an exercise of an ISO for at least a period of two years from the date of the grant and one year from the date of exercise (i.e., a "qualifying disposition"), then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, (i.e., a "disqualifying disposition"), then the participant will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In the event of a disqualifying disposition, Equinix will be entitled to an income tax deduction, in the year of such disposition, for the amount includible in the participant's income as compensation, subject to Section 162(m) of the Code. The participant's tax basis in the shares acquired upon exercise of an ISO is equal to the exercise price paid, plus any amount includible in the participant's income as a result of a disqualifying disposition.

NSOs. No taxable income is recognized by a participant upon the grant of an NSO. The participant will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the participant (if an employee) will be subject to the tax withholding requirements applicable to such income. Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term capital gain (or loss), depending on the holding period of the shares. Subject to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to Equinix in the year of exercise of the NSO in an amount equal to the taxable compensation realized by the participant. The participant's tax basis in shares received upon exercise is equal to the sum of the exercise price paid plus the amount includible in the participant's income as compensation upon exercise. If an NSO is exercised by tendering previously owned shares of the Company's common stock in payment of the exercise price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant's basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the value converted into stock is taxable as

Equinix 2020 PROXY STATEMENT • COMPENSATION	56

ordinary income at the fair market value of the stock in the year it is received. In general, there will be no federal income tax deduction allowed to Equinix upon the grant or termination of SARs. However, upon the settlement of a SAR, Equinix will be entitled to a business expense deduction equal to the amount of ordinary income the recipient is required to recognize for the taxable year as a result of the settlement, subject to Section 162(m) of the Code. If required, income tax must be withheld on the income recognized by the participant.

Restricted Stock. Generally, no taxable income will be recognized at the time of grant by the recipient of restricted stock. When the restrictions lapse with regard to any installment of the restricted stock, the participant generally will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elects under Section 83(b) of the Code to recognize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded at the time of grant, determined without regard to the restrictions. If a participant makes an election under Section 83(b) of the Code to be taxed with respect to the restricted stock awarded as of the date of transfer, the participant must deliver a copy of such election to us promptly after filing such election with the IRS, along with proof that such filing was timely. Subject to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to Equinix in an amount equal to the compensation realized by the employee. If required, income tax must be withheld on the income recognized by the participant.

RSUs. A recipient of RSUs will not recognize any income at the time the RSUs are granted, nor will Equinix be entitled to a deduction at that time. When payment on an RSU is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. Equinix will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Other Stock or Cash Payments. A recipient of a payment in stock or in cash pursuant to another stock-based or cash-based award will generally recognize ordinary income in an amount equal to the fair market value of the common stock or cash received. If required, income tax must be withheld on the income recognized by the participant. Equinix will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Dividend Equivalents. An awardee of dividend equivalents does not realize taxable income at the time of grant, and Equinix is not entitled to a deduction at that time. When a dividend equivalent is paid, the awardee recognizes ordinary income and Equinix is entitled to a corresponding deduction, subject to the limits of Section 162(m) of the Code.

Code Section 162(m). Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Code Section 409A. Certain awards under the Plan may be considered "nonqualified deferred compensation" subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A of the Code, the amount will be subject to income tax at regular income tax rates plus an additional 20% tax, as well as potential premium interest tax.

New Plan Benefits

Because the Plan is discretionary, benefits to be received in the future by eligible individuals are not determinable. The Plan does not contain objective criteria for determining the compensation payable thereunder.

Equinix 2020 PROXY STATEMENT • COMPENSATION	57

Interest of Certain Persons in the Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Plan because they may in the future receive awards under it. Nevertheless, our Board believes that it is important to provide incentives and rewards for superior performance and the retention of executives and experienced directors by implementing the Plan.

Equinix 2020 PROXY STATEMENT • COMPENSATION	58

AUDIT

Proposal 4—Ratification of independent registered public accountants

Equinix is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Equinix's independent registered public accounting firm for the fiscal year ending Dec. 31, 2020. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.

If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Equinix and its stockholders.

PricewaterhouseCoopers has audited Equinix's financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for Equinix by PricewaterhouseCoopers for the years ended Dec. 31, 2019 and 2018 were:

	Dec. 31, 2019	Dec. 31, 2018
Audit	$8,495,057	$8,662,100

Audit-related	$90,000	$327,000

Tax	$75,000	$93,500

Other	$7,000	$7,000

Total	$8,667,057	$9,089,600

Audit fees for the years ended Dec. 31, 2019 and 2018 were for professional services rendered for the audits and reviews of the consolidated financial statements of Equinix and the financial statements of certain of its subsidiaries, including the impact of Equinix's acquisitions, as well as accounting services related to public financings and review of documents filed with the U.S. Securities and Exchange Commission during both years.

The Audit-related fees for the years ended Dec. 31, 2019 and 2018 were for accounting and advisory financial diligence services related to acquisitions and for attest procedures in connection with Outsource Service Provider audits during both years.

The Tax fees for the years ended Dec. 31, 2019 and 2018 were for professional services rendered to meet certain tax-related regulatory requirements.

The Other fees for the years ended Dec. 31, 2019 and 2018 were for licensed software tools used for financial reporting in both years.

Equinix 2020 PROXY STATEMENT • AUDIT	59

Report of the Audit Committee of the Board of Directors

While Equinix's management has primary responsibility for preparing Equinix's financial statements and maintaining Equinix's financial reporting process, the Audit Committee serves as the representative of the Board for general oversight of Equinix's financial accounting and reporting process, system of internal control, audit process, process for monitoring compliance with laws and regulations, and Equinix's Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee also provides counsel to management and the independent registered public accounting firm, PricewaterhouseCoopers, on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters.

The Audit Committee annually appoints an independent registered public accounting firm to express an opinion on the financial statements and on Equinix's internal control over financial reporting based on an integrated audit.

Additionally, on a quarterly basis, the Audit Committee reviews with management and the independent registered public accounting firm Equinix's audited financial statements or unaudited interim financial statements and the related earnings announcement before their public release, and receives updates on, among other things, accounting policy and estimate changes, implementation of new accounting standards, significant or unusual accounting transactions and significant estimates.

The Audit Committee also oversees the responsibilities, budget, staffing and effectiveness of Equinix's internal audit function, called Business Assurance Services ("BAS"), and the head of BAS reports directly to the Audit Committee.

While the Governance Committee has primary responsibility for risk oversight at the Board level, the Audit Committee also plays a role in overseeing Equinix's exposure to risk as described in "Board Risk Oversight" elsewhere in this proxy statement.

The Audit Committee has the opportunity to meet in a private session every meeting with each of (i) the independent registered public accounting firm, (ii) Equinix's head of BAS and (iii) management.

During fiscal year 2019, the Audit Committee consisted of Messrs. Bartlett, Hromadko and

Paisley. Mr. Paisley is the Audit Committee's chairperson and both Mr. Bartlett and Mr. Paisley are considered financial experts. The Audit Committee held nine meetings during the last fiscal year.

In this context, the Audit Committee hereby reports as follows:

a)
The Audit Committee has reviewed and discussed the audited financial statements with Equinix's management and the independent registered public accounting firm.

b)
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

c)
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board. The letter concerns the independent auditors' communications with the Audit Committee about the registered accounting firm's independence, which the committee has discussed with the firm.

Based on the Audit Committee's discussion with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee approved the audited financial statements and recommended that the audited financial statements be included in Equinix's Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2019, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers as Equinix's independent registered public accounting firm.

Each of the members of the Audit Committee is independent as such term is defined under the rules of the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market.

The Audit Committee:

Christopher Paisley, Chairperson
Thomas Bartlett
Gary Hromadko

Equinix 2020 PROXY STATEMENT • AUDIT	60

STOCKHOLDER PROPOSAL

Proposal 5—Stockholder proposal regarding political contributions disclosure and oversight

We have been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, who has indicated that he has beneficially owned the requisite amount of Equinix common stock for more than one year, intends to present the proposal below (the "Political Contributions Proposal") at the Annual Meeting.

The Board of Directors opposes the following Political Contributions Proposal for the reasons stated after the proposal.

Proposal 5—Political Disclosure Shareholder Resolution

Resolved, shareholders request that the Company provide a report, updated semiannually, disclosing the Company's:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.
The identity of the recipient as well as the amount paid to each; and

b.
The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As a long-term shareholder of Equinix, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties or organizations, and independent expenditures or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

Relying on publicly available data does not provide a complete picture of the Company's electoral spending. For example, the Company's payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Weyerhaeuser Co. and Host Hotels & Resorts, Inc., which present this information on their websites.

The Company's Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. This proposal topic received 34% support at the 2019 annual meeting and the trend is up for shareholder support of this important topic especially in the 2020 election year. I ask your support for this critical governance reform.

Political Disclosure Shareholder Resolution—Proposal 5

Equinix 2020 PROXY STATEMENT • STOCKHOLDER PROPOSAL	61

EQUINIX'S STATEMENT IN OPPOSITION TO PROPOSAL 5

Overview

As a global corporation and employer, Equinix operates in many political and regulatory environments. Equinix believes that it is the company's responsibility to understand the environments in which the company operates, and that participation in the public policy process is in the long-term interest of our company and all of our stakeholders, including our stockholders. Equinix's public policy priorities and advocacy efforts are based on the company's operations and business opportunities that it believes will increase stockholder value and contribute to the overall success of the company. Equinix also believes its responsibility as a good corporate citizen extends to an active engagement with policy makers in helping advance development of and access to clean, renewable energy and a more connected and digitally secure world.

Equinix's involvement in public policy is subject to extensive regulation at federal and state levels, and is primarily through its membership in trade associations, participation in global forums, and representation before governments that are considering regulations or legislation that may affect our business. In the future, Equinix may consider other means of participation such as government advisory committees or political contributions within the parameters of our policy.

In all regions and metros throughout the world, Equinix conducts its public policy activities with strict attention to all legal and ethical requirements and does so in a transparent manner.

Equinix already provides ample public disclosure about its policies and activities on its corporate website, and provides a report detailing any contributions semi-annually to the public. In addition, the Board is actively engaged in oversight over Equinix's policy function. As a result, the Board believes that this proposal has already been effectively implemented and that adopting this proposal is unnecessary.

Board and Senior Management Oversight

Equinix's public policy function was formally established in Jan. 2017 and reports into Equinix's chief compliance officer. Equinix has established a cross-functional Public Policy Council comprised of executives with global responsibility to provide oversight and advice on relevant public policy concerns.

All activity in this area is reviewed and governed by our chief compliance officer in consultation with the chief legal officer and the Board's Governance Committee. Any political spending aims to promote the interests of Equinix and not those of an individual director, officer or employee.

The Governance Committee semiannually reviews the policies and practices of Equinix's Public Policy function, Equinix's membership in trade associations, Equinix's lobbying expenses and activities, and any other political contributions.

Public Policy Activities & Policies

•
Membership in Trade Groups Similar to most multinational companies, Equinix belongs to trade and industry associations in the United States and abroad to which Equinix pays annual dues. Memberships include but are not limited to the California Taxpayers Association (CalTax), the Data Center Coalition, the Dutch Data Centre Association, the European Data Center Association (EUDCA), the Illinois Chamber of Commerce, the Information Technology Industry Council (ITI), the Northern

  Virginia Technology Council (NVTC), the Renewable Energy Buyers Alliance (REBA) and the TechUK (United Kingdom). Membership in trade associations is important to Equinix and provides a number of benefits, including helping Equinix stay informed of emerging issues and industry standards, identifying trends, collecting and analyzing policy and political information and providing educational opportunities for Equinix employees. Trade associations also serve as a unified voice for our industry. In most

Equinix 2020 PROXY STATEMENT • STOCKHOLDER PROPOSAL	62

  cases, we are aligned with the views the associations take on matters of public policy; however, our membership in any trade association does not indicate our agreement with all views and positions taken by the association. In those situations where our views differ from those of the association, we will engage with the association to ensure our views are communicated. Our public policy director periodically reviews Equinix's trade association memberships to determine that they remain consistent with Equinix's public policy objectives.

  Equinix does not contribute to these groups beyond its membership dues and regularly reviews the costs and benefits of each membership. Equinix makes a reasonable effort to confirm that our dues are not used for political contributions.

•
Issue Advocacy Equinix conducts public policy advocacy efforts in compliance with applicable laws and regulations governing such activities. Before engaging in any advocacy activities for the company, employees are asked to contact Equinix's chief compliance officer and/or the public policy director or their respective designee for approval, which ensures that such activities are consistent with the company's public policy positions and in compliance with laws and regulations. Prior approval is also required before Equinix may retain an outside entity to engage in such activities. In the United States, certain communications with federal, state and/or local government officials or government employees may be reportable as lobbying communications and required to be disclosed. Certain countries outside the United States may also require public disclosure of such activities.

•
Political Contributions Equinix has never made any direct political contributions to candidates. Equinix prohibits independent expenditures on behalf of candidates at any level of government. This includes political contributions made in support of, or against, a candidate that are not made through a Political Action Committee (PAC) or to a candidate's campaign and are made without a candidate's request or coordination. Equinix does not have a PAC.

  From time to time, Equinix may participate in local and state ballot initiatives when it reasonably believes that the outcome of such measures will have a long-term impact on the interests of our company and stockholders. Likewise, Equinix may also consider contributions to certain 501(c)(4) groups (such as local community groups) and 527 organizations (such as governors' associations) as merited based on similar considerations.

  Under Equinix's Code of Business Conduct, individual company employees are prohibited from making or committing to political contributions on behalf of Equinix.

Disclosure

Equinix discloses the details of any contribution—including identification of the organization or candidate, and amount contributed—in a political contributions report published on its website on a semi-annual basis. This report also discloses details of our trade associations where membership dues exceed $50,000.

As required by the U.S. Lobby Disclosure Act (LDA), Equinix files quarterly reports on its federal lobbying activities and expenditures. Current and past LDA reports filed by Equinix can be found on the Lobbying Disclosure Filing Search page. At the US Federal level, as required by the LDA, Equinix also files semi-annual reports (LDA-203), which disclose all political spending. These reports can be accessed through the Lobby Contribution Filing Search page on the Lobbying Disclosure page of the U.S. Congress. In the event any political contributions are made in other jurisdictions, Equinix will adhere to all relevant legal reporting and disclosure requirements.

The public contributions report and links to all other referenced reports may be found at: investor.equinix.com/corporate-governance/public-policy-activities.

Equinix 2020 PROXY STATEMENT • STOCKHOLDER PROPOSAL	63

Conclusion

Given that our current practices provide sufficient transparency with respect to our political activities, we detail any contributions in a publicly available report published on our website semi-annually, and there exists appropriate Board oversight in this area,	our Board believes this proposal is unnecessary. For the reasons set forth above, the Board unanimously recommends a vote AGAINST adoption of Proposal 5.

Equinix 2020 PROXY STATEMENT • STOCKHOLDER PROPOSAL	64

ADDITIONAL INFORMATION

Voting Information and Attending the Meeting

ATTENDING THE ANNUAL MEETING

This year's Annual Meeting, in light of the COVID-19 pandemic, will be our first time hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: http://www.meetingcenter.io/259814391 on June 18, 2020 at 10:30 a.m. PDT. The password for the meeting is EQIX2020. We intend to conduct an in-person annual meeting again in 2021.

You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on Apr. 20, 2020, or if you hold a valid proxy for the Annual Meeting.

You will be able to participate meaningfully. You may submit your questions during the meeting by visiting http://www.meetingcenter.io/259814391. You will also be able to vote your shares online by attending the Annual Meeting.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:30 a.m., PDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

REGISTERING FOR THE VIRTUAL ANNUAL MEETING

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Equinix, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on June 12, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Equinix Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Equinix 2020 PROXY STATEMENT • ADDITIONAL INFORMATION	65

VOTING COMMON STOCK

On each matter to be voted upon, you have one vote for each share of common stock you own as of Apr. 20, 2020.

QUALIFYING TO VOTE

Only stockholders of record at the close of business on Apr. 20, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were

85,927,044 shares of common stock outstanding and entitled to vote.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on Apr. 20, 2020, your shares were registered directly in your name with Equinix's transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online during the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If, on Apr. 20, 2020, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting by following the registration instructions above. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent as described above.

WAYS TO VOTE

On the matters to be voted on, including the nominees to the Board, you may vote "For" or

"Against" or abstain from voting. The procedures for voting are fairly simple:

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote online if you have already voted by proxy.

1.
To vote during the virtual Annual Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual meeting.

2.
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

3.
To vote over the telephone, dial toll-free (from the U.S., Canada and U.S. Territories) 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card.

4.
To vote on the internet, go to www.investorvote.com/EQIX to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card or notice card.

Equinix 2020 PROXY STATEMENT • ADDITIONAL INFORMATION	66

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from Equinix. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and register for the virtual Annual Meeting as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

We provide internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW VOTES ARE COUNTED

Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" votes, "Against" votes, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients).

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a "non-discretionary" matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as Equinix's independent registered public accounting firm for the fiscal year ending Dec. 31, 2020), but not for the other proposals, including the election of directors.

Shares not present at the meeting and shares voting "abstain" have no effect on the election of directors. For the other proposals, abstentions have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for the election of directors or for Proposals 2, 3, or 5. Abstentions and broker non-votes will be counted in determining whether there is a quorum.

VOTES NEEDED TO APPROVE EACH MATTER

1.
To be elected, directors must receive a majority of the votes cast (that is, the number of shares voted "For" a director nominee must exceed the number of votes cast "Against" that nominee). If any nominee for director receives a greater number of votes "Against" his or her election than votes "For" such election, our Bylaws require that such person must immediately tender his or her resignation to the Board following certification of the vote.

2.
To be approved on an advisory non-binding basis, Proposal 2, the compensation of our named executive officers, must receive a "For" vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

3.
To be approved, Proposal 3, the Equinix, Inc. 2020 Equity Incentive Plan, must receive a

"For" vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

4.
To be approved, Proposal 4, the ratification of PricewaterhouseCoopers as Equinix's independent registered public accounting firm for the fiscal year ending Dec. 31, 2020, must receive a "For" vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

5.
To be approved, Proposal 5, the stockholder proposal regarding political contributions disclosure and oversight, must receive a "For" vote from the majority of the shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

Equinix 2020 PROXY STATEMENT • ADDITIONAL INFORMATION	67

RECEIPT OF MORE THAN ONE PROXY CARD

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete,

sign and return each proxy card to ensure that all of your shares are voted.

RETURNING A BLANK PROXY

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nominees for director, "For" the compensation of our named executive officers, "For" the Equinix, Inc. 2020 Equity Incentive Plan, "For" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2020, and "Against" the stockholder proposal related to political contributions disclosure and oversight.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

REVOKING A PROXY

You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

1.
You may submit another properly completed proxy card with a later date.

2.
You may send a written notice that you are revoking your proxy to Equinix's corporate secretary at One Lagoon Drive, Redwood City, CA 94065.

3.
You may attend the virtual Annual Meeting and vote online during the meeting. Simply attending the virtual meeting will not, by itself, revoke your proxy.

PROXY SOLICITATION

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitation firm, The Proxy Advisory Group, LLC, at +1-212-616-2180.

QUORUM REQUIREMENT

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 85,927,044 shares outstanding and entitled to vote. Thus 42,963,523 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy card or vote at the virtual Annual Meeting.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Equinix 2020 PROXY STATEMENT • ADDITIONAL INFORMATION	68

ANNUAL MEETING VOTING RESULTS

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. We mailed a Notice of Internet Availability of Proxy Materials ("Notice") to our stockholders. The Notice contains instructions about how to access the proxy materials over the internet or request a printed copy of the materials, and for voting over the internet or phone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our environmental impact, and reduce the costs associated with the printing and mailing of materials.

This proxy statement and Equinix's annual report on Form 10-K are available online at investor.equinix.com/proxy. This website address is included for reference only. The information contained on the Equinix website is not incorporated by reference into this proxy statement.

Delivery of documents to stockholders sharing an address

A number of brokers with account holders who are stockholders of Equinix will be "householding" Equinix's proxy materials. A single set of proxy materials or Notice will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., One Lagoon Drive, Redwood City, California 94065, Attn: Stock Services, or contact Equinix Stock Services by telephone at +1.650.598.6000 and a separate proxy statement and annual report will be delivered to you promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Stockholder proposals for 2021 annual meeting

Stockholders who intend to have a proposal considered for inclusion in Equinix's proxy materials for presentation at the 2021 Annual Meeting of Stockholders (the "2021 Annual Meeting") pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Equinix no later than Dec. 28, 2020. Pursuant to Rule 14a-4(c) of the Exchange Act and Equinix's Amended and Restated Bylaws, stockholders who intend to present a proposal at the 2021 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify Equinix of such proposal not earlier than Feb. 18, 2021, and not later than 5 p.m., Pacific Standard Time on Mar. 20, 2021, so long as the 2021 Annual Meeting is not advanced by more than 30 days or delayed by more than 70 days from June 18, 2021 (the anniversary date of the prior year's annual meeting). If Equinix does not receive notification of

Equinix 2020 PROXY STATEMENT • ADDITIONAL INFORMATION	69

the proposal within that time frame, it will be considered untimely, and we will not be required to present it at the 2021 Annual Meeting.

All stockholder proposals and notice of stockholder proposals should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, California 94065,

Attn: corporate secretary. Equinix reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the Securities and Exchange Commission or our bylaws.

Other matters

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Equinix will mail without charge, upon written request, a copy of Equinix's annual report on

Form 10-K for the fiscal year ended Dec. 31, 2019. Requests should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter Van Camp
Executive Chairman

Whether or not you plan to attend the virtual Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope (if applicable) or follow the instructions above to submit your proxy by telephone or on the internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by voting online at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder and register for the meeting as described above.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

Equinix 2020 PROXY STATEMENT • ADDITIONAL INFORMATION	70

APPENDIX A

EQUINIX, INC. 2020 EQUITY INCENTIVE PLAN

ARTICLE 1. PURPOSE

The purpose of the Equinix, Inc. 2020 Equity Incentive Plan (as it may be amended or restated from time to time, the "Plan") is to promote the long-term success and enhance the value of Equinix, Inc. (the "Company") by linking the individual interests of Employees, Directors and Consultants to those of Company's stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Directors and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operations is largely dependent.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    "Administrator"    shall mean the Board or a Committee to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

2.2    "Applicable Accounting Standards"    shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

2.3    "Applicable Law"    shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4    "Award"    shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.5    "Award Agreement"    shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6    "Board"    shall mean the Board of Directors of the Company.

2.7    "Cause"    shall mean, unless otherwise specifically provided in any applicable Award Agreement or in any other written agreement entered into between the Company and a Participant, with respect to any Participant: (a) the Participant's commission of an act of fraud or embezzlement upon the Company or any of its affiliates; (b) the Participant's commission of any willful act intended to injure the reputation, business, or any business relationship of the Company or any of its affiliates; (c) the Participant is found by a court of competent jurisdiction to have committed a felony (or equivalent offense under Applicable Law); or (d) the refusal or failure of the Participant to comply with any of his or her material obligations under any Award Agreement or other written agreement between the Company and the Participant or to perform the Participant's duties with the Company or any of its affiliates, as applicable, in a competent and professional manner that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company (or, if applicable an affiliate) which specifically identifies the manner in which the Company (or, if applicable, its affiliate) believes that the Participant has not substantially performed the Participant's duties; provided, however, that if the Company (or, if applicable, its affiliate), in good faith, determines that the refusal or failure by the Participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-1

2.8    "Change-in-Control"    shall mean a change in ownership or control of the Company effected through any of the following transactions or series of transactions:

  (a)
  the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

  (b)
  the sale, transfer or other disposition of all or substantially all of the Company's assets;

  (c)
  a change in the composition of the Board, as a result of which fewer than 50% of the incumbent Directors are directors who either (i) had been Directors on the date 24 months prior to the date of the event that may constitute a Change-in-Control (the "Original Directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of (A) the aggregate of the Original Directors who were still in office at the time of the election or nomination and (B) the Directors whose election or nomination was previously so approved (but not including any Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in this Section 2.8); or

  (d)
  any transaction as a result of which any person or related group of persons becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a Change-in-Control if its sole purpose is to change the jurisdiction of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. Further, if a Change-in-Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall constitute a Change-in-Control for purposes of the payment timing of such Award only if such transaction also constitutes a "change-in-control event," as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change-in-Control has occurred pursuant to the above definition, the date of the occurrence of such Change-in-Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change-in-Control is a "change-in-control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9    "Code"    shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10    "Committee"    shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted by Applicable Law, as set forth in Article 11 hereof.

2.11    "Common Stock"    shall mean the common stock of the Company, par value $0.001 per share.

2.12    "Company"    shall have the meaning set forth in Article 1.

2.13    "Consultant"    shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14    "Director"    shall mean a member of the Board, as constituted from time to time.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-2

2.15    "Director Limit"    shall have the meaning set forth in Section 4.5.

2.16    "Dividend Equivalent"    shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.17    "Effective Date"    shall mean the date the Plan, as adopted by the Board, is approved by the Company's stockholders.

2.18    "Eligible Individual"    shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.19    "Employee"    shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or any Subsidiary.

2.20    "Equity Restructuring"    shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend (including a mixed-stock-and-cash dividend treated as a distribution of property to which Section 301 of the Code applies), stock split, spin-off, rights offering or recapitalization through a cash dividend, in each case to the extent above and beyond normal cash dividends or amounts in substitution therefor, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.21    "Exchange Act"    shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

2.22    "Fair Market Value"    shall mean, as of any given date, the value of a Share determined as follows:

  (a)
  If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

  (b)
  If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

  (c)
  If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the preceding, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Administrator (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Law.

2.23    "Greater Than 10% Stockholder"    shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.24    "Incentive Stock Option"    shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.25    "Non-Employee Director"    shall mean a Director of the Company who is not an Employee.

2.26    "Non-Qualified Stock Option"    shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-3

2.27    "Option"    shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that any Option granted to a Non-Employee Director or a Consultant shall be a Non-Qualified Stock Option.

2.28    "Option Term"    shall have the meaning set forth in Section 5.4.

2.29    "Organizational Documents"    shall mean, collectively, (a) the Company's articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee's charter or other similar organizational documentation relating to the creation and governance of the Committee, each as may be amended from time to time.

2.30    "Other Stock or Cash Based Award"    shall mean a cash payment, cash bonus award, stock payment, stock bonus award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units and performance awards.

2.31    "Participant"    shall mean a person who has been granted an Award.

2.32    "Performance Criteria"    shall mean the criteria that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) earnings before or after taxes, interest, depreciation, and/or amortization; (ii) net earnings or net income (before or after taxes); (iii) adjusted net income; (iv) operating income; (v) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vi) customer satisfaction or employee satisfaction; (vii) revenues, net sales or revenue growth; (viii) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (ix) market performance; (x) operating profits, including adjusted EBITDA and adjusted funds from operations ("AFFO"); (xi) AFFO/Share (consisting of AFFO divided by the weighted average number of diluted Shares outstanding); (xii) net profits; (xiii) earnings per share; (xiv) profit returns and margins; (xv) stock price (including, but not limited to, growth measures and total stockholder return); (xvi) working capital; (xvii) gross or operating margins; (xviii) productivity ratios; (xix) cost control or operating efficiency; (xx) market share; (xxi) management development or succession planning; or (xxii) economic value added, any of which may be measured, without limitation, either in absolute terms or as compared to any incremental increase or decrease over time.

2.33    "Performance Goals"    shall mean, for a Performance Period, one or more goals (and adjustments) established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual, or a combination thereof, or in such other manner determined by the Administrator. The permissible forms in which a Performance Goal may be expressed further include, without limitation, percentage growth, performance against an index or peer companies, absolute growth, cumulative growth, a designated absolute amount, percent of sales, and per share of Common Stock outstanding. The achievement of each Performance Goal may be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator. The Administrator, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals.

2.34    "Performance Period"    shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, vesting of, and/or the payment in respect of, an Award.

2.35    "Permitted Transferee"    shall mean, with respect to a Participant, any "family member" of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.36    "Plan"    shall have the meaning set forth in Article 1.

2.37    "Prior Plan"    shall mean the Equinix, Inc. 2000 Equity Incentive Plan, as amended from time to time.

2.38    "Restricted Stock"    shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.39    "Restricted Stock Units"    shall mean the right to receive Shares awarded under Article 8.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-4

2.40    "SAR Term"    shall have the meaning set forth in Section 5.4.

2.41    "Section 409A"    shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.42    "Securities Act"    shall mean the U.S. Securities Act of 1933, as amended.

2.43    "Shares"    shall mean shares of Common Stock.

2.44    "Stock Appreciation Right"    shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.45    "Subsidiary"    shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.46    "Substitute Award"    shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.47    "Termination of Service"    shall mean the time when the Participant ceases to be an Eligible Individual for any reason, including, without limitation, a termination by resignation, discharge (with or without Cause), disability, death or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment with the Company or any parent of the Company or Subsidiary. The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant's employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or engaging such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off or divestiture).

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

  (a)
  Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan shall be equal to the sum of (i) 4,000,000 Shares and (ii) the number of Shares which as of the Effective Date are available for issuance under the Prior Plan, plus (iii) any Shares which are subject to awards under the Prior Plan that, on or after the Effective Date, terminate, expire or lapse for any reason without the delivery of Shares to the Participant thereof (the "Share Limit"); provided, however, that no more than 4,000,000 Shares may be issued upon the exercise of Incentive Stock Options. Notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) or (iii) hereof shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Any Shares distributed pursuant to an Award may

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-5

    consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

  (b)
  If any Shares subject to an Award are forfeited or expire (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Participant), are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards under the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

  (c)
  Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4. GRANTING OF AWARDS

4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-6

4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Service.    Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Director or Consultant of, the Company or any Subsidiary, or shall interfere with or restrict in any way any rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.

4.5    Director Limit.    Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares and the maximum cash value of any other Award granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to such Director in the form of Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $750,000; provided, however, that the foregoing limit shall be increased by $200,000 as the Board may deem necessary to compensate a Non-Employee Director for service on a special purpose committee or for any other special service, as determined in the discretion of the members of the Board excluding any Non-Employee Directors receiving such additional compensation (the "Director Limit"). For avoidance of doubt, compensation will count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred. The foregoing limit may not be increased without the approval of the stockholders of the Company.

4.6    Non-U.S. Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any non-U.S. securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable non-U.S. laws or listing requirements of any Non-U.S. securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any Non-U.S. securities exchange.

ARTICLE 5. GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals.    The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2    Qualification of Incentive Stock Options.    The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company's present or future "parent corporations" or "subsidiary corporations" as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-7

the immediately preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Participant, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3    Option and Stock Appreciation Right Exercise Price.    The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4    Option and SAR Term.    The term of each Option (the "Option Term") and the term of each Stock Appreciation Right (the "SAR Term") shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company's rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Participant or otherwise. Further, unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods), the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition or black-out period, as determined by the Company; provided, however, in no event shall the extension last beyond the ten (10) year (or shorter) term of the applicable Option or Stock Appreciation Right.

5.5    Option and SAR Vesting.    The period during which the Participant may have a right to vest in and exercise, in whole or in part, an Option or Stock Appreciation Right shall be set by the Administrator and set forth in the applicable Award Agreement. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option; provided, however, that in no event shall an Option become exercisable following its expiration, termination or forfeiture. Notwithstanding the foregoing, unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant's Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant's Termination of Service shall automatically expire on the date of such Termination of Service.

5.6    Substitution of Stock Appreciation Rights.    The Administrator may provide in the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-8

ARTICLE 6. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1    Exercise and Payment.    An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on the Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2    Manner of Exercise.    All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

  (a)
  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

  (b)
  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

  (c)
  In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

  (d)
  Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3    Notification Regarding Disposition.    The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

ARTICLE 7. AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock.    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2    Rights as Stockholders.    Subject to Section 7.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, any dividends and distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. Dividends which are paid prior to vesting of shares of Restricted Stock shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3    Restrictions.    All shares of Restricted Stock (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-9

restrictions and vesting requirements as the Administrator shall provide in the applicable Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement.

7.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator, if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change-in-Control, the Participant's death, retirement or disability or any other specified Termination of Service or any other event, the Participant's rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

7.5    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8. AWARD OF RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2    Vesting of Restricted Stock Units.    At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant's duration of service to the Company or any Subsidiary, or vesting based on achievement of one or more Performance Goals, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. By action taken after the Restricted Stock Units are granted, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock Units by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement.

8.3    Settlement and Payment.    At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the settlement date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the settlement date or a combination of cash and Common Stock as determined by the Administrator.

8.4    Payment upon Termination of Service.    An Award of Restricted Stock Units shall only be payable while the Participant is an Employee, a Non-Employee Director or a Consultant; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change-in-Control, the Participant's death, retirement or disability or any other specified Termination of Service.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-10

ARTICLE 9. AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1    Other Stock or Cash Based Awards.    The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Participant to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, any Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled. Dividends which are paid prior to vesting of shares of any Other Stock or Cash Based Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.

9.2    Dividend Equivalents and Dividends.    Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall be paid out to the Participant only to the extent that the vesting conditions are subsequently satisfied and the Award vests and in no event may any Award provide for a Participant's receipt of any other dividends prior to the vesting of such Award. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10. ADDITIONAL TERMS OF AWARDS

10.1    Payment.    The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2    Tax Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold from any payment of any kind otherwise due to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, local and Non-U.S. taxes (including the Participant's FICA, employment tax or other social security contribution obligation) required or permitted by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Participant's applicable jurisdictions for U.S. federal, state, local and Non-U.S. income tax and payroll tax purposes that are applicable to such taxable income (or such other rate as may be required to avoid adverse accounting consequences). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code and other Applicable Law, for tax withholding obligations due in

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-11

connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3    Transferability of Awards.

  (a)
  Except as otherwise provided in Sections 10.3(b) and 10.3(c):

  (i)
  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

  (ii)
  No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

  (iii)
  During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to such Participant under the Plan. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant's personal representative or by any person empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.

  (b)
  Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

  (c)
  Notwithstanding Section 10.3(a), a Participant may, in the sole discretion of and manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant's spouse or domestic partner, as applicable, as the Participant's beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written or electronic consent of the Participant's spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant's death.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-12

10.4    Conditions to Issuance of Shares.

  (a)
  The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.

  (b)
  All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

  (c)
  The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

  (d)
  Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

  (e)
  The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.

  (f)
  Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5    Forfeiture and Claw-Back Provisions.    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (a) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and (b) under the terms of any policy, guideline or Board committee charter adopted by the Company as may be amended from time to time for reasons related to fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates or similar considerations, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into this Plan without the consent of Participant).

10.6    Prohibition on Repricing.    Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares, in its sole discretion, or (iii) cancel an Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with a lower exercise price than such original Option or Stock Appreciation Right.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-13

10.7    Amendment of Awards.    Subject to Applicable Law and Section 10.6 above, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant's consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2, 12.7 or 12.10).

ARTICLE 11. ADMINISTRATION

11.1    Administrator.    The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a "non-employee director" within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term "Administrator" as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Award Agreement; provided that the rights or obligations of the Participant of the Award that is the subject of any such Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under the Plan, including, without limitation, under Section 12.2, Section 12.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3    Action by the Administrator.    Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4    Authority of Administrator.    Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

  (a)
  Designate Eligible Individuals to receive Awards;

  (b)
  Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

  (c)
  Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-14

  (d)
  Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

  (e)
  Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

  (f)
  Prescribe the form of each Award Agreement, which need not be identical for each Participant;

  (g)
  Decide all other matters that must be determined in connection with an Award;

  (h)
  Establish, adopt, or revise any policies, rules and regulations as it may deem necessary or advisable to administer the Plan;

  (i)
  Interpret the terms of, and any matter arising pursuant to, the Plan, any policy or any Award Agreement;

  (j)
  Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, pursuant to any terms and conditions it selects, subject to Section 12.2; and

  (k)
  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6    Delegation of Authority.    The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan.

  (a)
  Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

  (b)
  Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company's stockholders given within twelve (12) months before or after such action: (i) increase the Share Limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan; (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6; or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-15

  (c)
  No Awards may be granted or awarded during any period of suspension or after termination of the Plan. The Plan shall remain in effect until it is terminated under Section 12.1(a), except that no Incentive Stock Options may be granted on or after the tenth (10th) anniversary of the later of (i) the date that the Board adopted the Plan or (ii) the date that the Board adopted the most recent increase in the number of Shares available under Section 3.1 which was approved by the Company's stockholders. Any Awards that are outstanding on the date that the Plan is terminated shall remain in force according to the terms of the Plan and the applicable Award Agreement. The Plan shall serve as the successor to the Prior Plan, and no further awards shall be granted under the Prior Plan after the Effective Date. All awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms.

12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

  (a)
  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals or Performance Criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

  (b)
  In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

  (i)
  To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment);

  (ii)
  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

  (iii)
  To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

  (iv)
  To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

  (v)
  To replace such Award with other rights or property selected by the Administrator; and/or

  (vi)
  To provide that the Award cannot vest, be exercised or become payable after such event.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-16

  (c)
  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

  (i)
  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company); and/or

  (ii)
  The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

  (d)
  Notwithstanding any other provision of the Plan, in the event of a Change-in-Control, unless outstanding Awards are assumed by the successor corporation (or parent thereof) or replaced with a comparable award for shares of the capital stock of the successor corporation (or parent thereof), then immediately prior to the Change-in-Control such outstanding Awards shall automatically become fully vested and exercisable for all of the shares of Common Stock at the time subject to such Awards, all forfeiture restrictions on such Awards shall lapse and all Performance Goals with respect to any outstanding Award shall be deemed met to the extent provided for in the Participant's Award Agreement or in such other written agreement entered into between the Company and a Participant. Upon, or in anticipation of, a Change-in-Control in which outstanding Awards will not be assumed or replaced as described above in this Section 12.2(d), the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change-in-Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. The determination of Award comparability shall be made by the Administrator, and its determination shall be final, binding and conclusive.

  (e)
  The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

  (f)
  Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code; (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act; or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

  (g)
  The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (h)
  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3    Approval of Plan by Stockholders.    The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company's stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-17

12.4    No Stockholders Rights.    Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to U.S. state, federal and Non-U.S. securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9    Governing Law.    The Plan and any Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant's Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a "separation from service" as defined in Section 409A, and (b) if such Award or amount is payable to a "specified employee" as defined in Section 409A then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant's Termination of Service, or (ii) the date of the Participant's death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Participant's consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-18

or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, "nonqualified deferred compensation" subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12    Relationship to Other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.13    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Equinix 2020 PROXY STATEMENT • APPENDIX A	A-19

Americas Corporate HQ

+1.650.598.6000
info@equinix.com

EMEA

Equinix (EMEA) BV
Rembrandt Tower
Amstelplein 1
1096 HA Amsterdam
Netherlands

+31.20.754.0305
info@eu.equinix.com

Asia-Pacific

Equinix Hong Kong Limited
65/F International
Commerce Center
1 Austin Road West
Kowloon, Hong Kong

+852.2970.7788
info@ap.equinix.com

Equinix.com

International Business Exchange™ pictured above is MX1

EQUINIX

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/EQIX or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EQIX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Thomas Bartlett 02 - Nanci Caldwell 03 - Adaire Fox-Martin 04 - Gary Hromadko 05 - William Luby 06 - Irving Lyons III 07 - Charles Meyers 08 - Christopher Paisley 09 - Sandra Rivera 10 - Peter Van Camp For Against Abstain ForAgainst Abstain 2. To approve, by a non-binding advisory vote, the compensation of Equinix's named executive officers. 3. To approve the Equinix, Inc. 2020 Equity Incentive Plan. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Equinix's independent registered public accounting firm for the fiscal year ending December 31, 2020. 5. Stockholder proposal related to political contributions disclosure and oversight. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 6 0 4 7 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 0396PD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. Annual Meeting Proxy Card1234 5678 9012 345

The 2020 Annual Meeting of Stockholders of Equinix, Inc. will be held on June 18, 2020 at 10:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/259814391. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — EQIX2020 Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders: The material is available at: investor.equinix.com/proxy q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2020 Charles Meyers and Keith Taylor (each a "Proxy" and together the "Proxies"), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Equinix, Inc. to be held on June 18, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Equinix, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EQIX